Exhibit 10.2

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Execution Version

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (this “Agreement”), entered into as of May 9, 2017 (the “Effective Date”), is entered into by and between  (Innovative Cellular Therapeutics CO., LTD.), a corporation organized and existing under the laws of China (“ICT”), and Vericel Corporation, a corporation organized and existing under the laws of the State of Michigan (“Vericel”).  ICT and Vericel may be referred to herein individually as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, Vericel Controls certain intellectual property rights to the Licensed Products (as defined herein); and

WHEREAS, ICT desires to obtain, and Vericel is willing to grant, an exclusive license under such intellectual property rights to develop, manufacture and commercialize the Licensed Products in the Field in the Territory (each as defined herein) on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.                                      DEFINITIONS

Unless specifically set forth to the contrary herein, the following terms, whether used in the singular or plural, shall have the respective meanings set forth below:

1.1                               “Affiliate” means, with respect to a Person, any other Person which controls, is controlled by, or is under common control with the applicable Person.  For purposes of this definition, “control” shall mean: (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares entitled to vote for the election of directors, or otherwise having the power to control or direct the affairs of such Person; and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest or the power to direct the management and policies of such non-corporate entities.

1.2                               “Auditor” has the meaning set forth in Section 8.4.3.

1.3                               “Autologous Chondrocyte Product” means Carticel® or MACI®.

1.4                               “Bankrupt Party” has the meaning set forth in Section 7.9.

1.5                               “Bankruptcy Code” has the meaning set forth in Section 7.9.

1.6                               “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31 of each calendar year.

1.7                               “Calendar Year” means each successive period of twelve (12) months commencing on January 1 and ending on December 31.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.8                               “Carticel®” means Vericel’s autologous cellular product, comprising autologous cultured chondrocytes, and intended for the repair of certain symptomatic cartilage defects.

1.9                               “CFDA” means the China Food and Drug Administration and/or its branch in any province in China and any successor agency thereto.

1.10                        “Clinical Study” or “Clinical Studies” means any experiment that involves a test biological product, drug or device and one or more human subjects and that either is subject to requirements for prior submission to a Regulatory Authority or is not subject to requirements for prior submission to a Regulatory Authority but the results of which are intended to be submitted later to, or held for inspection by, a Regulatory Authority as part of an application for a research permit or Regulatory Approval, and includes studies relating to the safety, tolerability, pharmacological activity, pharmacokinetics, dose ranging or efficacy of the biological product, drug or device and post-marketing studies.

1.11                        “CMC” means Chemistry, Manufacturing and Controls.

1.12                        “Commercialization” means any and all activities directed to marketing, promoting, advertising, distributing, importing, exporting, using, leasing, offering to sell, selling, having sold or otherwise commercializing a product, activities directed to obtaining pricing and reimbursement approvals, as applicable, and activities in preparation for the foregoing activities.  When used as a verb, “Commercialize” shall mean to engage in Commercialization.  For avoidance of doubt, for purposes of this Agreement, to the extent an activity qualifies as (i) “Commercialization” and “Development,” such activity is hereby deemed to be part of “Development” and not part of “Commercialization” and (ii) “Commercialization” and “Manufacturing,” such activity is hereby deemed to be part of “Manufacturing” and not part of “Commercialization.”

1.13                        “Commercially Reasonable Efforts” shall be determined on a market-by-market basis for each Licensed Product, (i) in the Major Markets, it means, with respect to the Commercialization by ICT of any Licensed Product in the Field, efforts that are similar in scope and quality to the efforts used by a similarly situated entity in the biotechnology/pharmaceutical industry in China and South Korea respectively, of similar resources and expertise as ICT, for such similar entity’s own products (including internally developed, acquired and in-licensed products) of a similar modality with similar commercial potential at a similar stage in their lifecycle (assuming continuing development of such product); and (ii) in the non-Major Markets, it means, with respect to the Commercialization of the Licensed Products, the efforts commonly used by a pharmaceutical company of similar size of ICT in that particular country, for a product of similar commercial and strategic potential at a similar stage in its lifecycle; in each case taking into consideration the product profile, the product life cycle status, any issues regarding the ability to Manufacture or have Manufactured any Licensed Product, and the competitive environment, the regulatory structure and the approval process, the safety and efficacy issues as well as other relevant scientific, technical and commercial factors.

1.14                        “Competitive Product” means, with respect to a Licensed Product, a product (a) whose licensing, approval, or marketing authorization relies in whole or in part on a prior approval, licensing or marketing authorization granted such Licensed Product, (b) whose licensing, approval, or marketing authorization relies in whole or in part on any data generated in support of a prior approval, licensing, or marketing authorization granted such Licensed Product; or (c) is determined by the FDA to be biosimilar to or interchangeable with such Licensed Product, as set forth at 42 U.S.C.  § 262(k) or any other equivalent provision that comes into effect during the Term, or is the subject of an analogous

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

determination or has otherwise achieved analogous regulatory approval from another applicable Regulatory Authority.

1.15                        “Confidential Information” means any and all confidential or proprietary information and data, including scientific, pre-clinical, clinical, regulatory, manufacturing, marketing, financial and commercial information or data, whether communicated in writing or orally or by any other method, which is provided by one Party to the other Party in connection with this Agreement.  Without limiting the foregoing, the terms of this Agreement and any confidential or proprietary information or data regarding a Licensed Product shall be the Confidential Information of both Parties, with each Party deemed to be the receiving Party with respect to such Confidential Information.

1.16                        “Control”, “Controls” or “Controlled by” means, with respect to any intellectual property right (including any Patent Right or Know-How), the possession of (whether by ownership or license, other than pursuant to this Agreement) the ability of a Party or its Affiliates to assign, transfer, or grant access to, or to grant a license or sublicense of, such right as provided for herein without violating the terms of any agreement or other arrangement with any Third Party existing at the time such Party would be required hereunder to assign, transfer or grant the other Party such access or license or sublicense.

1.17                        “Cover”, “Covers” or “Covered” means, with respect to a particular subject matter at issue and a Patent Right in a country, that, but for a license granted to a Party under a claim included in such Patent Right, the manufacture, use, sale, offer for sale or importation by such Party of the subject matter at issue in such country would infringe such claim or, in the case of a Patent Right that is a patent application, would infringe a claim in such patent application if it were to issue as a patent in such country.

1.18                        “Development” means any and all activities related to discovery, research, preclinical and other non-clinical testing, test method development and stability testing, toxicology, formulation, process development, delivery system development, manufacturing scale-up, qualification and validation, quality assurance/quality control, Clinical Studies, including Manufacturing in support thereof, statistical analysis and report writing, pharmacovigilance, the preparation and submission of applications for Regulatory Approval and Notifications of Distribution, regulatory affairs with respect to the foregoing, post-approval commitments and all other activities necessary or reasonably useful or otherwise requested or required by a Regulatory Authority as a condition or in support of obtaining or maintaining a Regulatory Approval, in each case with respect to a Licensed Product.  When used as a verb, “Develop” shall mean to engage in Development.  For avoidance of doubt, for purposes of this Agreement, to the extent an activity qualifies as “Development” and “Manufacturing,” such activity is hereby deemed to be part of “Manufacturing” and not part of “Development.”

1.19                        “Development Plan” has the meaning set forth in Section 4.1.

1.20                        “Distributor” means any Third Party which purchases Licensed Product in a country in the Territory on an arm’s-length basis from ICT or its Related Parties, and does not make any royalty, milestone or similar payments to ICT in connection with its resale of the Licensed Product on a non-exclusive basis, and is appointed by ICT or its Related Parties as a distributor to distribute, market and resell such Licensed Product in such country, even if such Third Party is granted ancillary rights to develop, package or obtain Regulatory Approvals of such Licensed Product in order to distribute, market or sell such Licensed Product purchased from ICT or its Related Parties in such country.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.21                        “Epicel®” means cultured epidermal autografts, the current version of which is marketed by Vericel under the brand “Epicel®”.

1.22                        “Existing Agreements” has the meaning set forth in Section 9.2.7.

1.23                        “Existing Confidentiality Agreement” means that certain Confidentiality Agreement between the Parties, dated August 19, 2016.

1.24                        “FCPA” has the meaning set forth in Section 9.6.1.

1.25                        “FDA” means the U. S. Food and Drug Administration or any successor agency thereto.

1.26                        “Field” means all indications and uses.

1.27                        “First Commercial Sale” means, with respect to a country, the first sale for end use or consumption of a Licensed Product in such country, except for compassionate use or patient access programs, after Marketing Requirement Completion in such country.

1.28                        “GCP” means (a) with respect to Development activities conducted in the United States: good clinical practices, which are the then current standards for Clinical Studies for pharmaceuticals, as set forth in the United States Federal Food, Drug, and Cosmetic Act, as amended, and the rules and regulations promulgated thereunder, or other applicable Law, and (b) with respect to Development activities conducted in any country outside of the United States: such standards of good clinical practice as are required by Governmental Authorities in such country at the time that such Development activities are conducted.

1.29                        “GMP” means (a) with respect to the Manufacture of Licensed Products conducted in the United States: current Good Manufacturing Practices as specified in the United States Code of Federal Regulations and (b) with respect to the Manufacture of Licensed Products conducted in any country outside of the United States: equivalent laws, rules, or regulations of the applicable Regulatory Authority of the country of Manufacture at the time of Manufacture.

1.30                        “Governmental Authority” means any applicable government authority, court, tribunal, arbitrator, agency, department, legislative body, commission or other instrumentality of (a) any government of any country or territory, (b) any nation, state, province, county, city or other political subdivision thereof or (c) any supranational body.

1.31                        “ICT Existing Technology” means the Patents and Know-How owned or controlled by ICT or any of its Affiliates as of the Effective Date.

1.32                        “ICT Improvement Patent Rights” means ICT Type I Patent Rights and ICT Type II Patent Rights.

1.33                        “ICT Improvement Technology” means ICT Type I Technology and ICT Type II Technology, excluding ICT Existing Technology.

1.34                        “ICT Indemnitees” has the meaning set forth in Section 10.1.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.35                        “ICT Type I Know-How” means Know-How Controlled by ICT or any of its Affiliates during the Term with respect to a Type I Improvement to a Licensed Product, but excluding any ICT Type II Know-How.

1.36                        “ICT Type II Know-How” means Know-How Controlled by ICT or any of its Affiliates during the Term with respect to a Type II Improvement to a Licensed Product.

1.37                        “ICT Type I Patent Rights” means any Patent Right Controlled by ICT or any of its Affiliates during the Term that Covers or claims a Type I Improvement to a Licensed Product, but excluding any ICT Type II Patent Rights.

1.38                        “ICT Type II Patent Rights” means any Patent Right Controlled by ICT or any of its Affiliates during the Term that Covers or claims a Type II Improvement to a Licensed Product.

1.39                        “ICT Type I Technology” means ICT Type I Know-How and ICT Type I Patent Rights.

1.40                        “ICT Type II Technology” means ICT Type II Know-How and ICT Type II Patent Rights.

1.41                        “IFRS” means International Financial Reporting Standards, consistently applied.

1.42                        “Improvement” means any improvement, modification, enhancement or addition to: (a) the technology claimed or Covered by the Vericel Licensed Patent Rights or included within the Vericel Licensed Know-How, (b) the process for Manufacturing the Licensed Products or (c) the composition or uses of the Licensed Products, including Type I Improvements and Type II Improvements.

1.43                        “Indemnitee” has the meaning set forth in Section 10.3.

1.44                        “Infringement” has the meaning set forth in Section 11.3.1.

1.45                        “Ixmyelocel-T®” means expanded, patient-specific autologous mesenchymal stem cells (MSCs) and macrophages, the current version of which is under development by Vericel under the brand “Ixmyelocel-T®”.

1.46                        “Joint Know-How” has the meaning set forth in Section 11.1.2.

1.47                        “Joint Patent Rights” has the meaning set forth in Section 11.1.2.

1.48                        “Joint Technology” means Joint Know-How and Joint Patent Rights.

1.49                        “JSC” means the joint steering committee as more fully described in Section 2.1.

1.50                        “Know-How” means all materials, inventions, improvements, practices, discoveries, developments, data, information, technology, methods, protocols, formulas, knowledge, know-how, Trade Secrets, processes, assays, skills, experience, techniques and results of experimentation and testing, including [***], in all cases, whether or not confidential, proprietary or patentable, in written, electronic or any other form now known or hereafter developed, including any physical embodiments of any of the foregoing; but excluding in any event any Patent Right.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.51                        “Knowledge” means the actual knowledge of Vericel’s Chief Executive Officer or Director, Process Development, or the knowledge such Chief Executive Officer or Director, Process Development should have after making reasonable inquiry of the responsible Vericel employee who is a direct report to the Chief Executive Officer or Director, Process Development.

1.52                        “Laws” means all applicable laws, statutes, rules, regulations, orders, judgments, injunctions, ordinances or other pronouncements having the binding effect of law of any Governmental Authority, including if either Party is or becomes subject to a legal obligation to a Regulatory Authority or other Governmental Authority.

1.53                        “Licensee” has the meaning set forth in Section 7.9.

1.54                        “Licensed Product(s)” means Epicel®, Ixmyelocel-T®, MACI® and Carticel®, taken both separately and collectively, as the context dictates, subject to the limitation that [***].

1.55                        “Losses” has the meaning set forth in Section 10.1.

1.56                        “MACI®” means an autologous chondrocyte implant seeded on a collagen membrane, the current version of which is marketed by Vericel under the brand “MACI®”.

1.57                        “Major Markets” means (a) mainland China and (b) South Korea.

1.58                        “Manufacturing” or “Manufacture” means, as applicable, all activities associated with the production, manufacture, process of formulating, processing, purifying, filling, finishing, packaging, labeling, quality assurance and quality control activities, testing and release, shipping, preservation, shelf-life and storage of Licensed Products.

1.59                        “Manufacturing Subcontract” has the meaning set forth in Section 5.3.3.

1.60                        “Manufacturing Tech Transfer Milestone” means, with respect to each Licensed Product, completion of document transfer, including but not limited to the CMC documents, and training sufficient to allow ICT to Manufacture and release the Licensed Product according to Vericel methods and in accordance with Vericel SOPs, and, for Licensed Products other than Ixmyelocel-T®, in accordance with U.S.  GMP standards.  Document transfer is specific to Manufacturing and release documentation in their current revision, and does not include the transfer of processes constituting the Vericel quality system or documents reflecting such processes.

1.61                        “Marketing Requirement Completion” means (a) with respect to any Licensed Product in any country in the Territory (or any region thereof) in which Regulatory Approval must be received in order to Commercialize a Licensed Product in such country (or any region thereof), the receipt of Regulatory Approval with respect to such Licensed Product in such country and (b) with respect to any Licensed Product in any country in the Territory (or any region thereof) in which a Notification of Distribution must be received from a Governmental Authority in order to Commercialize a Licensed Product in such country (or such region thereof), the receipt of a Notification of Distribution from such Governmental Authority with respect to such Licensed Product in such country.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.62                        “MFDS” means the South Korean Ministry of Food and Drug Safety and any successor agency thereto.

1.63                        “Net Sales” means, with respect to a Licensed Product, the aggregate gross invoiced sales prices from sales of a Licensed Product (whether sold as a unit of product or as a procedure) sold by ICT and its Related Parties to independent Third Parties (but, for clarity, excluding sales between the Related Parties but including any subsequent re-sales by a Related Party to an independent Third Party) less the following deductions, if not previously deducted, from the amount invoiced or received:

(a)                                             trade, quantity and cash discounts, credits or allowances actually paid, granted or accrued;

(b)                                             credits or allowances given or made for returns, rejections, recalls or wastage replacement (due to spoilage, damage, expiration of useful life or otherwise), and for bad debts or uncollectible amounts;

(c)                                              rebates, chargebacks, hospital buying group/group purchasing organization administration fees or managed care organization rebates actually given or made;

(d)                                             rebates and similar payments given or made with respect to sales paid for by any Governmental Authority or Regulatory Authority;

(e)                                              credits or allowances given or made for retroactive price reductions or billing corrections;

(f)                                               value added, sales and use, excise and other similar taxes and surcharges, duties, and other governmental charges;

(g)                                              charges for freight, customs and insurance with respect to the distribution and wholesaler and Distributor administration fees; and

(h)                                             other future similar deductions, taken in the ordinary course of business in accordance with IFRS or the corresponding accounting standard in each country in the Territory.

Such amounts shall be determined from the books and records of ICT or its Related Parties, maintained in accordance with IFRS.

In the case of any sale or other disposal for value, such as barter or counter-trade, of the Licensed Products, or part thereof, other than in an arm’s length transaction exclusively for cash, Net Sales shall be calculated as above on the value of the non-cash consideration received or the fair market price (if higher) of such Licensed Products in the country of sale or disposal, as determined in accordance with IFRS.

Notwithstanding the foregoing, the following will not be included in Net Sales for a Party: (1) sales between or among ICT and its Related Parties (but Net Sales shall include sales to the first Third Party (other than a Sublicensee) by ICT or its Related Parties); (2) samples of Licensed Products used to promote additional Net Sales, in amounts consistent with normal business practices of ICT or its Related Parties where the Licensed Products is supplied without charge or at or below the actual manufacturing cost thereof (without allocation of indirect costs or any mark-up); and (3) disposal or use of Licensed Products in Clinical Studies or under compassionate use, patient assistance, named patient use, or test

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

marketing programs or other similar programs or studies where the Licensed Products is supplied without charge or at the actual manufacturing cost thereof (without allocation of indirect costs or any mark-up).

For avoidance of doubt, Net Sales shall also include any amounts that are paid by a Distributor to ICT or a Related Party in connection with the grant or exercise of distribution rights to the extent such amounts are used as a deposit or similar payment to be credited against subsequent purchases by such Distributor from ICT or such Related Party.  Any purported

Distributor that makes any payments to ICT or a Related Party that are not either (i) Net Sales, as determined in accordance with the above paragraphs in this definition, or (ii) directly attributed to the fair market value of other services or products provided by ICT or such Related Party to such Distributor, shall, in either case (clauses (i) or (ii)), be, and hereby are deemed to be, part of Net Sales for purposes of this Agreement.

1.64                        “New Indication” means any indication other than: (a) with respect to Epicel®, external wound care; (b) with respect to an Autologous Chondrocyte Product, cartilage repair; or (c) with respect to Ixmyelocel-T®, a cardiovascular indication or critical limb ischemia.

1.65                        “Notice Date” has the meaning set forth in Section 13.3.

1.66                        “Non-Proposing Party” has the meaning set forth in Section 7.4.

1.67                        “Notification of Distribution” means, with respect to any Licensed Product in any country in the Territory, an approval or a document from a Governmental Authority to allow a party to commercially distribute, sell or market such Licensed Product as a non-drug/non-device in such country in the Territory.  The applicant of a Notification of Distribution may be ICT, or any of ICT’s Related Parties, or Distributors, or any Third Party healthcare facility, or any healthcare professionals.

1.68                        “Patent Rights” means (a) all issued patents (including any extensions, restorations by any existing or future extension or registration mechanism (including patent term adjustments, patent term extensions, supplemental protection certificates or the equivalent thereof), substitutions, confirmations, re-registrations, re-examinations, reissues, patents and patent claims maintained after post grant examination (including inter partes review, post grant review or opposition proceeding) and patents of addition); (b) patent applications (including all provisional applications, substitutions, requests for continuation, continuations, continuations-in-part, divisionals and renewals); (c) inventor’s certificates; and (d) all equivalents of the foregoing in any country of the world.

1.69                        “Payment” has the meaning set forth in Section 8.8.

1.70                        “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including a government or political subdivision or department or agency of a government.

1.71                        “Proposing Party” has the meaning set forth in Section 7.4.

1.72                        “Regulatory Approval” shall mean, with respect to a country or province, any and all approvals, licenses, registrations or authorizations of any Regulatory Authority necessary in order to commercially distribute, sell or market any Licensed Products in such country or province, including, where applicable and as required, (a) pricing or reimbursement approval in such country or province, (b)

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

pre- and post-approval marketing authorizations (including any prerequisite Manufacturing approval or authorization related thereto), (c) labeling approval and (d) technical, medical and scientific licenses.  Regulatory Approvals in the Territory include, as applicable, (i) in China and its provinces, a clinical trial application and a new drug application and (ii) in South Korea, an investigational new drug application and a new drug application.

1.73                        “Regulatory Authority” means any Governmental Authority involved in granting approvals for the Manufacturing and Commercialization, reimbursement or pricing of Licensed Products, in the Territory, including the CFDA, MFDS and any successors thereto, and any Governmental Authority to which Notifications of Distribution are submitted in the Territory.

1.74                        “Regulatory Documentation” shall mean all applications, registrations, licenses, authorizations and approvals (including all Regulatory Approvals), all correspondence submitted to or received from Regulatory Authorities or other Governmental Authorities (including Notifications of Distribution, minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents and all Clinical Studies and tests, relating to any Licensed Products and all data contained in any of the foregoing, including all advertising and promotion documents, Manufacturing data, clinical data, safety data, adverse event files and complaint files.

1.75                        “Regulatory Exclusivity” means, with respect to each Licensed Product in any country in the Territory, a period of exclusivity (other than exclusivity arising out of an issued Patent Right) granted or afforded by applicable Law or by a Regulatory Authority in such country that confers exclusive marketing rights with respect to such Licensed Product in such country or prevents another party from using or otherwise relying on any data supporting the Regulatory Approval for such Licensed Product without the prior written consent of the holder of such Regulatory Approval.

1.76                        “Related Party” means a Party’s Affiliates and permitted Sublicensees.

1.77                        “ROFR Negotiation Period” has the meaning set forth in Section 7.4.

1.78                        “ROFR Notice” has the meaning set forth in Section 7.4.

1.79                        “ROFR Transaction” has the meaning set forth in Section 7.4.

1.80                        “Royalty Term” means, on a country-by-country basis and with respect to each separate Licensed Product, the period commencing on the date of the First Commercial Sale of such Licensed Product by ICT or any of its Related Parties and ending on the later of: (a) the tenth anniversary of the First Commercial Sale of such Licensed Product in such country; (b) the expiration date in such country of the last to expire of any issued Vericel Patent Licensed Right containing a Valid Claim that Covers such Licensed Product in such country; and (c) the expiry of Regulatory Exclusivity for such Licensed Product in such country.

1.81                        “SDEA” has the meaning set forth in Section 4.5.

1.82                        “Sublicense” means a sublicense, covenant not to sue or similar grant of rights by ICT or any of its Affiliates to a Third Party under any Vericel Licensed Technology to Manufacture, use, sell, offer for sale or import the Licensed Products, including without limitation, the grant of exclusive rights to sell a Licensed Product in any part of the Territory.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.83                        “Sublicensee” means, with respect to ICT, a Third Party to whom ICT grants a Sublicense under any Vericel Licensed Technology to manufacture, use, sell, offer for sale or import a Licensed Product in the Territory, but does not include any Distributor

1.84                        “Term” has the meaning set forth in Section 12.1.

1.85                        “Territory” means greater China (including mainland China, Taiwan, Hong Kong and Macau), South Korea, Vietnam, Laos, Cambodia, Thailand, Myanmar, Malaysia, Indonesia, East Timor, Philippines, Brunei and Singapore.

1.86                        “Third Party” means a Person other than a Party and its Affiliates.

1.87                        “Third Party Infringement Claim” has the meaning set forth in Section 11.4.1.

1.88                        “Trade Secrets” means Know-How that derives economic value (actual or potential) from not being generally known to other Persons who could obtain economic value from its disclosure, including trade secrets as defined in the United States Defend Trade Secrets Act and under corresponding foreign statutory and common law.

1.89                        “Trademark” means any trademark, trade name, service mark, service name, brand, domain name, trade dress, logo, slogan or other indicia of origin or ownership, including the goodwill and activities associated with each of the foregoing.

1.90                        “Transition Plan” has the meaning set forth in Section 3.1.

1.91                        “Type I Improvement” means any improvement, modification, enhancement or addition to a Licensed Product which, if made, would cause such Licensed Product to still conform to the definition provided herein for such Licensed Product.

1.92                        “Type II Improvement” means any improvement, modification, enhancement or addition to a Licensed Product other than a Type I Improvement.  For clarity, the following is a non-exhaustive list of modifications to Licensed Products that would constitute “Type II Improvements”: [***].

1.93                        “Upfront Payment” has the meaning set forth in Section 8.1.

1.94                        “Upfront Payment Receipt Date” means the date on which Vericel receives the Upfront Payment.

1.95                        “Valid Claim” means any issued claim of any of the Vericel Licensed Patent Rights that is unexpired and has not been rejected, revoked or held unenforceable or invalid by a final, non-appealable decision of a court or other Governmental Authority of competent jurisdiction or unappealed within the time allowable for appeal, and that has not been explicitly disclaimed, or admitted by Vericel to be invalid or unenforceable through reissue, disclaimer or otherwise.

1.96                        “Vericel Competitor” means any Person described in Exhibit B.

1.97                        “Vericel Facilities” means Vericel’s manufacturing facilities located at 64 Sidney Street, Cambridge, MA 02139, USA and 24 Frank Lloyd Wright Drive, Ann Arbor, MI 48105.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.98                        “Vericel Improvement Know-How” means Vericel Type I Know-How and Vericel Type II Know-How.

1.99                        “Vericel Improvement Patent Rights” means Vericel Type I Patent Rights and Vericel Type II Patent Rights.

1.100                 “Vericel Improvement Technology” means Vericel Type I Technology and Vericel Type II Technology.

1.101                 “Vericel Type I Know-How” means Know-How Controlled by Vericel or any of its Affiliates during the Term with respect to a Type I Improvement to a Licensed Product, but excluding any Vericel Type II Know-How.

1.102                 “Vericel Type II Know-How” means Know-How Controlled by Vericel or any of its Affiliates during the Term with respect to a Type II Improvement to a Licensed Product.

1.103                 “Vericel Type I Patent Rights” means any Patent Right Controlled by Vericel or any of its Affiliates during the Term that Covers or claims a Type I Improvement to a Licensed Product, but excluding any Vericel Type II Patent Rights.

1.104                 “Vericel Type II Patent Rights” means any Patent Right Controlled by Vericel or any of its Affiliates during the Term that Covers or claims a Type II Improvement to a Licensed Product.

1.105                 “Vericel Type I Technology” means Vericel Type I Know-How and Vericel Type I Patent Rights.

1.106                 “Vericel Type II Technology” means Vericel Type II Know-How and Vericel Type II Patent Rights.

1.107                 “Vericel Indemnitees” has the meaning set forth in Section 10.2.

1.108                 “Vericel Licensed Know-How” means Know-How Controlled by Vericel or any of its Affiliates as of the Effective Date or during the Term that is necessary or useful for the Licensed Products or the Development, Manufacture or Commercialization thereof, but excluding any Vericel Improvement Know-How.  For clarity, Vericel Licensed Know-How includes Vericel Type I Know-How.

1.109                 “Vericel Licensed Patent Rights” means any Patent Right Controlled by Vericel or its Affiliates as of the Effective Date or during the Term that is necessary or useful for the Licensed Products or the Development, Manufacture or Commercialization thereof, but excluding any Vericel Improvement Patent Rights.  The Vericel Licensed Patent Rights existing as of the Effective Date are set forth on Exhibit A hereto, provided that any Patent Right that meets the foregoing definition shall be deemed a Vericel Licensed Patent Right regardless of any omission from Exhibit A hereto.  For clarity, Vericel Licensed Patent Rights include Vericel Type I Patent Rights.

1.110                 “Vericel Licensed Technology” means Vericel Licensed Know-How and Vericel Licensed Patent Rights.

1.111                 “Withholding Income Taxes” has the meaning set forth in Section 8.8.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.                                      GOVERNANCE

2.1                               Joint Steering Committee.

2.1.1                                 Composition.  The JSC shall be comprised of six (6) members, with each Party contributing three (3) representatives who are employees of such Party.  Each Party shall appoint its respective representatives to the JSC as of the Effective Date and may substitute one or more of its representatives, in its sole discretion, effective upon notice to the other Party of such change.  JSC representatives shall have appropriate expertise, seniority, decision-making authority to perform the tasks and make the decisions described herein.  Members of the JSC may be represented at any meeting by a designee appointed by such member for such meeting.  Additional representatives or consultants may from time to time, by mutual consent of the Parties, be invited to attend JSC meetings, provided that such additional representatives or consultants are subject to obligations of confidentiality no less stringent than those set forth in this Agreement.  The secretary shall alternate every year, beginning with a person designated by Vericel.

2.1.2                                 JSC Chairperson.  The JSC shall be chaired by a designee of ICT, whose responsibilities shall include conducting meetings, including, when feasible, ensuring that objectives for each meeting are set and achieved and establishing the agenda for each meeting of the JSC, subject to the right of any member of the JSC to add additional agenda items at any meeting.

2.1.3                                 Meetings and Minutes.  The JSC shall meet in accordance with a schedule established by mutual written agreement of the Parties, but no less frequently than twice annually during the Term.  The location for any such meetings held in person shall alternate between Vericel and ICT facilities (or such other locations as are mutually agreed by the Parties).  Alternatively, the JSC may meet by means of teleconference, videoconference or other similar communications equipment.  All meetings and proceedings for the JSC shall be conducted in English.  Each Party shall bear its own expenses relating to attendance at such meetings by its representatives.  The secretary of the JSC shall prepare and circulate for review and approval of the Parties minutes of each meeting within thirty (30) days after the meeting.  The Parties shall agree on the minutes of each meeting promptly, but in no event later than the next meeting of the JSC.  The finalized minutes shall be executed by a JSC member from each Party.

2.1.4                                 JSC Responsibilities.  The JSC shall have the following responsibilities with respect to the Licensed Products:

(a)                                             planning, coordinating and supervising any clinical development activities with respect to the Licensed Products in the Territory; provided that, absent the prior written agreement of the JSC, ICT shall not undertake, directly or with any Related Party or Third Party, and shall ensure that none of its Related Parties undertake, any clinical activities with respect to the Licensed Products;

(b)                                             discussing, preparing and approving the Transition Plan and any amendments thereto;

(c)                                              determining the initial indication for Ixmyelocel-T®;

(d)                                             serving as a forum for the exchange of information regarding Development of the Licensed Products;

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(e)                                              discussing, reviewing and approving the Development Plan for any Licensed Product, including without limitation, any amendments thereto with respect to Ixmyelocel-T®, a New Indication for Epicel® or either Autologous Chondrocyte Product, or any combination of a Licensed Product with another product;

(f)                                               discussing the order of priority and timing of seeking Regulatory Approval with respect to the various countries in the Territory;

(g)                                              discussing the necessity and implementation plan of adding Carticel® as a replacement for MACI® in a certain country in the Territory in the event any of MACI®’s Regulatory Approval time frame in that country exceeds the planned timeline by the JSC in the Territory;

(h)                                             discussing and reviewing publications with respect to the Licensed Products proposed to be submitted by either Party;

(i)                                                 discussing and reviewing [***] developed by either Party with respect to the Licensed Products and approving [***] in the Territory;

(j)                                                discussing and reviewing [***] with respect to the Licensed Products in the Territory [***];

(k)                                             serving as a forum for the exchange of information regarding Commercialization of the Licensed Products;

(l)                                                 discussing, reviewing and approving any Commercialization activities in the Territory proposed by ICT with respect to a New Indication for any Licensed Product;

(m)                                         discussing branding and trade dress;

(n)                                             discussing Commercial activities conducted by Vericel at international meetings being held in the Territory;

(o)                                             discussing and approving Commercial activities conducted by ICT at international meetings being held outside the Territory; and

(p)                                             attempting to avoid or resolve disputes between the Parties.

2.1.5                                 Decision-Making.

2.1.5.1                       Voting.  With respect to decisions of the JSC, the representatives of each Party shall have collectively one vote on behalf of such Party.  For each meeting of the JSC, the attendance of at least two (2) representatives of each Party shall constitute a quorum.  Action on any matter may be taken at a meeting, by teleconference, by videoconference or by written agreement

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.1.5.2                       Escalation.  All decisions of the JSC shall be made in good faith in the best interest of promoting the success of the Licensed Products inside and outside the Territory and the JSC shall attempt to take any decisions and solve disputes before it by consensus.  If the JSC is unable to reach consensus with respect to such a dispute for a period in excess of fourteen (14) days following the meeting, then the dispute shall be submitted to the Chief Executive Officers of Vericel and ICT for resolution.  If such dispute cannot be resolved for a period in excess of ten (10) days following the submission date of the matter by the JSC to both Chief Executive Officers (or such other period as the Parties may agree), then the following Section 2.1.5.3 shall apply.

2.1.5.3                       Tie-Breaking.  If a dispute regarding an issue with respect to which the JSC has decision-making or approval rights cannot be resolved under the foregoing Section 2.1.5.2, then:

(a)                                             The Chief Executive Officer of ICT shall have the final deciding vote if the dispute relates to:

(i)                         the Transition Plan and any amendments thereto;

(ii)                      [***];

(iii)                   the priority and timing of seeking Regulatory Approval with respect to the various countries in the Territory;

(iv)                  any publications with respect to the Licensed Products proposed to be submitted in the Territory by either Party;

(v)                     [***];

(vi)                  [***]; and

(vii)               attendance and presence at international meetings being held in the Territory, other than with respect to ICRS 2018, being held in Macau, to which ICT consents to Vericel’s attendance and presence.

(b)                                             The Chief Executive Officer of Vericel shall have the final deciding vote if the dispute relates to:

(i)                         any preparation for or execution of Clinical Studies of Ixmyelocel-T®, including without limitation, approving the initial indication and any New Indication for Ixmyelocel-T®;

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(ii)                      any preparation for or execution of Clinical Studies or other Development of either Autologous Chondrocyte Product or Epicel® in a New Indication or in combination with another product, including without limitation, approving the proposed New Indication or combination;

(iii)                   [***];

(iv)                  any Commercialization activities in the Territory proposed by ICT with respect to a New Indication for any Licensed Product;

(v)                     any publications with respect to the Licensed Products proposed to be submitted outside the Territory by either Party; and

(vi)                  attendance and presence at international meetings related to Licensed Products being held outside the Territory.

3.                                      TECHNOLOGY TRANSFER

3.1                               Transition Plan.  Vericel will disclose the Manufacturing process and other Vericel Licensed Know-How for the Licensed Products to ICT in accordance with an initial technology transfer plan (the “Transition Plan”) as prepared and agreed by the Parties and attached hereto as Exhibit 3.1a, which Transition Plan shall set forth in detail the technology transfer activities to be conducted by Vericel with respect to the Licensed Products, and the timeline to perform such activities, including: (a) providing ICT with copies or samples of (i) relevant documentation, materials and other embodiments of the Manufacturing process and other Vericel Licensed Know-How, (ii) relevant Regulatory Documentation submitted by Vericel with respect to the materials (e.g., the collagen scaffold, etc.) that are necessary or useful for the Development and Manufacture of the Licensed Products; (b) [***] as agreed on by JSC for use in Licensed Products for technology transfer that, in Vericel’s reasonable estimation, will not detrimentally affect Vericel’s business outside the Territory; (c) making available its qualified technical personnel on a reasonable basis; (d) coordinating to disclose and provide ICT with reasonable access to Vericel’s sales and marketing sources for the Licensed Products, for the purpose of training ICT personnel with respect to the use of the Licensed Products in the Territory; and (e) such other activities as may be agreed by the JSC pursuant to Section 2.1.4(b).  Performance of the Transition Plan will be initiated promptly after the Upfront Payment Receipt Date.  Any amendment of the Transition Plan will be discussed, reviewed and agreed to by the Parties through the JSC promptly; provided, however, that, anything herein to the contrary notwithstanding, any amendments to the Transition Plan that would impose additional burdens on Vericel, including without limitation, amendments that would require Vericel to hire any additional employees, maintain the employment of any specific employees, or purchase, lease or license any additional equipment, supplies or software will require Vericel’s prior approval.

3.2                               3.2 Manufacturing Observation.  Vericel will, upon not less than ten (10) days prior written notice and no more than [***] times during each of the first [***] after the Upfront Payment Receipt Date (or such other frequency or period as may be agreed by the JSC), permit up to a total of [***] representatives of ICT or its contract manufacturing organization that has met the requirements of Section 5.3.3, during regular business hours, to visit the Vericel Facilities to observe the

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

process for Manufacturing the Licensed Products.  Such visit shall be overseen by a representative of Vericel and shall not include such portions of the Vericel Facilities as are used solely to manufacture products other than the Licensed Products.  Such representatives shall be subject to the policies and procedures applicable to all visitors to the Vericel Facilities, including execution of a commercially reasonable confidentiality agreement acceptable to Vericel by such Third Party contract manufacturing organization.  Such observation shall be subject to other specific limitations and requirements as may be set forth in the Transition Plan, which shall be consistent with the provisions of this Section 3.2.

3.3                               Tech Transfer Team.  The Parties will form a tech transfer team with each Party contributing representatives who are employees of such Party.  Such representatives shall have appropriate expertise, seniority and decision-making authority to perform the tasks described herein.  Such representatives may be represented at any meeting by a designee appointed by such representative for such meeting.  The tech transfer team will meet on a needed basis as in more detail set forth in the Transition Plan or otherwise agreed on by the JSC.  Following the date [***] months from the Upfront Payment Receipt Date and until the date three (3) years after the Upfront Payment Receipt Date, if so requested by ICT, Vericel shall continue to provide support and assistance, and ICT shall be responsible for reimbursing Vericel for any fully burdened expenses incurred by Vericel in providing such support and for time spent by Vericel personnel to provide such support at the rate of [***] per hour.  Vericel shall have no further obligation to provide support or assistance after the date [***] following the Upfront Payment Receipt Date unless otherwise mutually agreed to by the Parties.

3.4                               Ongoing Tech Transfer.  During the Term, (a) at the next JSC meeting scheduled following the development of any Vericel Type I Know-How or ICT Type I Know-How, as applicable, or as otherwise reasonably requested by the other Party, (i) Vericel shall transfer to ICT all data and embodiments of such Vericel Type I Know-How in order to enable ICT to exercise the licenses granted under Section 7.1 and (ii) ICT shall transfer to Vericel all data and embodiments of such ICT Type I Know-How in order to enable Vericel to exercise the license granted under Section 7.2; and (b) at the next JSC meeting scheduled following a Party’s development of any Type II Improvement, such Party shall disclose the existence of such Type II Improvement to the other Party.

4.                                      DEVELOPMENT AND REGULATORY MATTERS

4.1                               Development Plan.  All Development of the Licensed Products in the Territory shall be conducted pursuant to a mutually agreed upon development plan (the “Development Plan”) as reviewed and approved by the JSC, that describes (a) the proposed overall program of Development for the Licensed Products, New Indications and Type II Improvements in the Territory, including Clinical Studies and regulatory plans and other elements of obtaining Regulatory Approval(s) in the Territory; and (b) the anticipated start dates and data availability dates of such Clinical Studies, and anticipated timelines for filing of applications for Regulatory Approvals in the Territory.

4.2                               Development Responsibilities.  Following completion of the activities set forth in the Transition Plan with respect to the applicable Licensed Product(s) and thereafter during the Term, ICT (itself and with and through its Related Parties), at its sole expense, will use Commercially Reasonable Efforts to Develop the Licensed Products in the Field and in the Territory during the Term (including all clinical trials, formulation studies and regulatory activities) that are necessary for or otherwise support obtaining and maintaining Regulatory Approval in the Territory, including seeking Marketing Requirement Completion in the Field in each Major Market for: (a) Epicel®, (b) at least one (1) Autologous Chondrocyte Product, and (c) Ixmyelocel-T®.  ICT shall provide to Vericel a draft protocol

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

with respect to each Clinical Study of the Licensed Product in the Territory, in the English language, provided that Vericel shall reimburse ICT for translation costs incurred in connection therewith.  All investigators engaged by ICT for Clinical Studies must agree in writing to comply with applicable GCP for such Clinical Studies.  ICT shall not engage any such investigator that has lost his/her medical license or is under investigation by any Governmental Authority or medical board at the time of engagement.

4.3                               Regulatory Matters.

4.3.1                                 Promptly following the Upfront Payment Receipt Date, Vericel will make available to ICT copies of all clinical data and Regulatory Documentation in and outside the Territory under its Control as of the Effective Date with respect to the Licensed Products that are necessary or useful to enable ICT to exploit the rights granted and perform its obligations hereunder, including (i) all Clinical Study results and resultant data analyses, (ii) all regulatory submissions made to the FDA by or on behalf of Vericel with respect to the Licensed Products and (iii) protocols for any recently completed Clinical Studies or ongoing Clinical Studies and proposed designs for any anticipated Clinical Studies with respect to the Licensed Products, in each case in the English language.  Any reasonable costs of translation thereof shall be borne by ICT.  The Parties acknowledge and agree that additional Development will be required to obtain Regulatory Approvals for the Licensed Products in the Territory.

4.3.2                                 From the Upfront Payment Receipt Date, ICT shall have sole responsibility for compliance with regulatory requirements within the Territory that are applicable to the Licensed Products, including without limitation, preparing and maintaining all Regulatory Documentation with respect to (i) Marketing Requirement Completion for the Licensed Products in the Territory and (ii) Development activities for the Licensed Products that are conducted in support of Marketing Requirement Completion for the Licensed Products or Commercialization of the Licensed Products in the Territory.  Vericel will provide support with respect to such Regulatory Documentation as reasonably requested by ICT starting on the Upfront Payment Receipt Date, subject to a cap on total hours of support to be mutually agreed by the Parties.  After the fulfillment of the capped total hours as agreed by the Parties, if so requested by ICT, Vericel will provide additional support with respect to such Regulatory Documentation and ICT shall be responsible for reimbursing Vericel for any reasonable expenses incurred by Vericel in providing such support and for time spent by Vericel personnel to provide such support at the rate of [***] Dollars ([***]) per hour.  All Regulatory Approvals and Regulatory Documentation within the Territory relating to the Licensed Products shall be the sole property of ICT and held in the name of ICT (or in each such case ICT’s Affiliate or Sublicensee).  ICT shall own all right, title and interest in and to all Regulatory Approvals and the Regulatory Documentations with respect to the Licensed Products in the Territory.

4.3.3                                 Following the Upfront Payment Receipt Date, and for the remainder of the Term, ICT will provide Vericel with semi-annual written reports on a product-by-product basis, of (a) the Development of such Licensed Product, and any Type I Improvements thereto, (b) any Manufacturing process or CMC changes with respect to the Licensed Products and (c) any information related to the foregoing matters reasonably requested by Vericel.  With respect to all Development of Ixmyelocel-T®, and with respect to Development of any New Indication for Epicel® or either Autologous Chondrocyte Product, ICT will provide Vericel with (i) a summary of the Clinical Study results and resultant data analyses, (ii) a summary of regulatory submissions made to any Regulatory Authority by or on behalf of ICT, (iii) a summary of protocols for Clinical Studies of the Licensed Products and (iv) at Vericel’s request, a complete version of any

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

document referenced in any of the foregoing summaries, in each case in the English language, at Vericel’s sole translation cost.

4.3.4                                 ICT will be responsible for all costs and expenses incurred in connection with seeking Marketing Requirement Completion in the Territory, including annual license fees, costs of assay development, changes to the Manufacturing process and acceptance criteria, or costs in connection with conducting any studies of Licensed Products required by a Regulatory Authority in the Territory, including pediatric studies.

4.4                               Right of Reference.

4.4.1                                 Vericel hereby grants to ICT and its Related Parties, an exclusive license and right of reference to, including the right to rely upon and the right to copy, access, and otherwise use, all information and data included in or used in support of any Regulatory Approvals for the Licensed Products owned or Controlled by Vericel, to the extent necessary or useful to obtain or maintain Regulatory Approval of the Licensed Products in the Field in the Territory, for the sole purpose of obtaining or maintaining Regulatory Approval of the Licensed Products in the Field in the Territory.  Vericel shall, if requested by ICT, provide a signed statement that ICT may rely on, and Regulatory Authorities in the Territory may access, as evidence of the right of reference provided herein in support of the Regulatory Approval of the Licensed Products in the Field in the Territory.

4.4.2                                 ICT hereby grants to Vericel and its Related Parties, an exclusive license and right of reference to, including the right to rely upon and the right to copy, access, and otherwise use, all information and data included in or used in support of any Regulatory Approvals for the Licensed Products owned or Controlled by ICT to the extent necessary or useful to obtain or maintain Regulatory Approval of the Licensed Products in the Field outside of the Territory.  ICT shall, if requested by Vericel, provide a signed statement that Vericel may rely on, and Regulatory Authorities outside of the Territory may access, to evidence the right of reference provided herein in support of the Regulatory Approval of the Licensed Products in the Field outside of the Territory.

4.5                               Pharmacovigilance.  Promptly following the Effective Date, the Parties shall negotiate in good faith and enter into a Safety Data Exchange Agreement (“SDEA”), which shall define the pharmacovigilance responsibilities of the Parties and include safety data exchange procedures governing the coordination of collection, investigation, reporting and exchange of information concerning any adverse experiences, and any product complaints associated with adverse experiences, related to the use of the Licensed Products, to allow each of the Parties (and each Party’s respective Related Parties, if any) to comply with its legal and regulatory obligations, including timely reporting to Regulatory Authorities according to the timeframe and requirements set forth in Laws.  In addition, as appropriate, such SDEAs shall include the safety data exchange procedures governing the exchange of information affecting the class (e.g., Serious Adverse Events, emerging safety issues).  Vericel shall own and maintain the global safety database to be established by the Parties for the Licensed Products as more fully set forth in the SDEA.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

5.                                      COMMERCIALIZATION OF LICENSED PRODUCTS

5.1                               Commercial Diligence.  ICT (itself and with and through its Related Parties) will use Commercially Reasonable Efforts to Commercialize the Licensed Products in the Field and in the Territory during the Term.

5.2                               Commercial Responsibility.  Subject to Section 2.1.5, ICT will have sole control and responsibility, at its sole cost and expense, for the Commercialization of Licensed Products in the Territory, either by itself or, subject to Section 7.6, through one or more Related Parties, as well as (a) all activities related to human clinical trials of Licensed Products in the Territory, if required by a Regulatory Authority or in accordance with a prior written agreement of the Parties, and (b) all activities relating to any regulatory filings, registrations, applications and Regulatory Approvals in the Territory.

5.3                               Manufacture.

5.3.1                                 General.  ICT will have the responsibility, at its sole cost and expense, for the Manufacture of Licensed Products, either by itself or, subject to Section 5.3.3, through one or more Third Party contract manufacturing organizations, for all supply and use within the Territory.

5.3.2                                 [***].  If ICT desires to make a [***] to any Licensed Product, ICT must first notify Vericel and provide Vericel with materials reasonably necessary or useful (excluding any ICT Type II Know-How) to enable Vericel to evaluate such proposed [***]:

5.3.2.1                       [***]; and

5.3.2.2                       [***].

5.3.3                                 Manufacturing Subcontracting.  If, after the Effective Date, ICT desires to subcontract the Manufacture of Licensed Products to a Third Party contract manufacturing organization (a “Manufacturing Subcontract”), ICT must have Vericel’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  Any Manufacturing Subcontract provided to Vericel pursuant to this Section 5.3.3 shall be in the English language.  Any reasonable costs of translation thereof shall be borne by ICT.  ICT will provide a proposed contract with the contract manufacturing organization for Vericel’s review and comment at least [***] days prior to the execution of such Manufacturing Subcontract.  ICT shall consider any

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

reasonable comments timely provided by Vericel in good faith.  Each Manufacturing Subcontract must (a) be consistent with the terms of this Agreement, (b) contain confidentiality obligations, in the aggregate, not materially less stringent than the requirements of Section 6, (c) assign to ICT such Third Party’s entire right, title and interest in, or provide a perpetual, fully-paid, worldwide, fully sublicensable (through multiple tiers) exclusive (other than with respect to such Third Party’s background technology and improvements thereof) license under and to any Improvements to the Licensed Products, including to the Manufacturing process for the Licensed Products, made, developed or invented by such Third Party and any Improvements thereto, (d) contain non-compete obligations, in the aggregate, not materially less stringent than the requirements of Section 12.3.3 and (e) list Vericel as an intended third party beneficiary of such Manufacturing Subcontract.  Notwithstanding anything to the contrary in this Section 5.3.3, ICT shall not grant a license of Manufacturing rights with respect to the Licensed Products to [***].

5.4                               Product Recalls.  If any Governmental Authority having jurisdiction requires or reasonably requests to recall a Licensed Product due to a defect in the Manufacture, processing, packaging or labeling of such Licensed Product or for any other reason whatsoever, the Party receiving notification shall immediately notify the other Party.  The Party that sold such Licensed Product shall have the sole right and responsibility to initiate all recall procedures required or requested by any such Governmental Authority, or conducted by the selling Party as determined appropriate by the selling Party in its sole discretion or as required by a Governmental Authority.  The selling Party shall be responsible for carrying out any recall as expeditiously as possible and in such a way as to cause the least disruption to the sales of such Licensed Product and to preserve the goodwill and reputation attached to the Licensed Products and to the names of Vericel and ICT.  The selling Party agrees to maintain the appropriate records and procedures to permit a recall of Licensed Products.  Subject to the provisions of Section 10, the selling Party shall pay all expenses related to such recall.

6.                                      CONFIDENTIALITY AND PUBLICATION

6.1                               Nondisclosure Obligation.

6.1.1                                 Non-Disclosure.  During the Term and for [***] thereafter, all Confidential Information shall be maintained in confidence by the receiving Party and shall not be disclosed to a Third Party or used for any purpose except as set forth herein without the prior written consent of the disclosing Party; provided that the foregoing obligation will apply to any Confidential Information that constitutes a Trade Secret indefinitely.  Such confidentiality and non-use obligations will apply to all Confidential Information disclosed to the receiving Party except to the extent that such Confidential Information:

(a)                                             is known by the receiving Party at the time of its receipt, and not through a prior disclosure by the disclosing Party, as documented by the receiving Party’s business records;

(b)                                             is known to the public before its receipt from the disclosing Party, or thereafter becomes known to the public through no breach of this Agreement by the receiving Party;

(c)                                              is subsequently disclosed to the receiving Party by a Third Party who is not known by the receiving Party to be under an obligation of confidentiality to the disclosing Party; or

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(d)                                             is developed by the receiving Party independently of and without use of or reference to Confidential Information received from the disclosing Party, as documented by the receiving Party’s business records.

6.1.2                                 Exceptions to Nondisclosure.  Notwithstanding the obligations of confidentiality and non-use set forth above and in this Section 6.1, a receiving Party may provide Confidential Information disclosed to it, and disclose the existence and terms of this Agreement, as may be reasonably required in order to perform its obligations and to exploit its rights under this Agreement, and specifically to (a) the employees, directors, agents, consultants and advisors of such Party or its Related Parties, or other Third Parties for the performance of its obligations hereunder (including current and prospective Third Party contractors) in accordance with this Agreement, in each case who are under an obligation of confidentiality with respect to such information that is no less stringent than the terms of this Section 6.1; (b) Governmental Authorities or other Regulatory Authorities in order to obtain patents or perform its obligations or exploit its rights under this Agreement, provided that such Confidential Information shall be disclosed only to the extent reasonably necessary to do so; (c) the extent required by Law, including by the rules or regulations of the United States Securities and Exchange Commission or similar regulatory agency in a country other than the United States or of any stock exchange or listing entity; (d) with the prior written consent of the other Party, (i) any bona fide actual or prospective underwriters, investors, lenders or acquirers of a Party or of substantially all of such Party’s assets and to consultants and advisors of such Third Party, and (ii) any bona fide actual or prospective collaborators or strategic partners and to consultants and advisors of such Third Party, in each case of (i) and (ii) during bona fide business discussions, provided that the receiving party of such information is under an obligation of confidentiality with respect to such information that is no less stringent than the terms of this Section 6.1.  If a Party is requested by a Regulatory Authority or required by Law to disclose Confidential Information that is subject to the non-disclosure provisions of this Section 6.1, such Party shall, if legally permissible and reasonably practicable, promptly inform the other Party of the disclosure that is being sought in order to provide the other Party an opportunity to challenge or limit the disclosure.  Notwithstanding Section 6.1.1, Confidential Information that is required to be disclosed by Law shall remain otherwise subject to the confidentiality and non-use provisions of this Section 6.1.  If either Party concludes that a copy of this Agreement must be filed with the United States Securities and Exchange Commission or similar regulatory agency in a country other than the United States, such Party shall provide the other Party with a copy of this Agreement showing any provisions hereof as to which the Party proposes to request confidential treatment, shall provide the other Party with an opportunity to comment on any such proposed redactions and to suggest additional redactions, and shall take such Party’s comments into consideration before filing this Agreement.

6.1.3                                 Additional Trade Secret Protections.  Without limitation of any of the foregoing, each Party shall adopt and implement reasonable procedures to limit the dissemination of Confidential Information constituting the other Party’s Trade Secrets, including (a) appropriate firewall procedures to prevent the disclosure of and use of such Trade Secrets beyond the employees, directors, agents, consultants and advisors of each Party, or other Third Parties who are required to receive such information for the performance of each Party’s obligations hereunder; (b) requiring any Persons listed in the preceding subclause (a) to sign a nondisclosure agreement containing confidentiality and non-use obligations no less stringent than the confidentiality and non-use obligations of each Party under this Agreement (such agreement to include, among other things, any notice required under the United States Defend Trade Secrets Act to afford each Party recourse to all remedies under such Act); (c) securing all tangible

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

embodiments of such Trade Secrets in a safe, locked file, or other suitable locked container, or on a secure, password-protected computer or in a locked room with restricted access when such items are not in use; (d) not copying or otherwise duplicating any embodiments of the Trade Secrets, except as necessary (provided that any such copies or duplications of such Trade Secrets shall be marked “confidential,” “proprietary,” or the like), and (e) notifying the other Party immediately, and cooperating with the other Party as the other Party may reasonably request, upon any discovery of any loss or compromise of the other Party’s Trade Secrets.

6.2                               Publicity.  Following the Effective Date, ICT and Vericel shall issue a press release in substantially the form and format attached hereto as Exhibit D.  Except for the foregoing and any disclosures permitted pursuant to Section 6.1, neither Party shall issue any press release nor make any public statements or disclosures regarding the execution and delivery of this Agreement or any of the terms and conditions set forth herein without the prior written consent of the other Party.

6.3                               Relationship to the Existing Confidentiality Agreement.  This Agreement supersedes the Existing Confidentiality Agreement; provided that all “Confidential Information” disclosed or received by the Parties thereunder as defined therein will be deemed “Confidential Information” hereunder and will be subject to the terms and conditions of this Agreement.

7.                                      LICENSES

7.1                               License Grants to ICT.  Subject to the terms of this Agreement, and subject to Vericel’s receipt of the Upfront Payment, Vericel hereby grants ICT and ICT hereby accepts:

7.1.1                                 an exclusive (including with regard to Vericel and its Related Parties, but subject to Vericel’s retention of rights under Section 7.5), sublicensable (subject to Section 7.6), royalty-bearing license under the Vericel Licensed Technology solely to research, develop, use, make, have made, offer to sell, have offered to sell, sell, have sold, supply, cause to be supplied, import, export, transfer, and otherwise Develop, Manufacture and Commercialize (a) Licensed Products; (b) Licensed Products with Improvements made by ICT in accordance with this Agreement; and (c) Licensed Products with Type I Improvements made by Vericel, in each case ((a)-(c)), solely in the Field and solely in the Territory; and

7.1.2                                 an exclusive (including with regard to Vericel and its Related Parties, but subject to Vericel’s retention of rights under Section 7.5), sublicensable (subject to Section 7.6), royalty-bearing license under Vericel’s interest in the Joint Technology, solely to research, develop, use, make, have made, offer to sell, have offered to sell, sell, have sold, supply, cause to be supplied, import, export, transfer, and otherwise Develop, Manufacture and Commercialize (a) Licensed Products; (b) Licensed Products with Improvements made by ICT in accordance with this Agreement; and (c) Licensed Products with Type I Improvements made by Vericel, in each case ((a)-(c)), solely in the Field and solely in the Territory.

For clarity, the licenses granted under Sections 7.1.1 or 7.1.2 do include Vericel Type I Technology but do not include a license under the Vericel Type II Technology.

7.2                               License Grant to Vericel.  Subject to the terms of this Agreement, ICT hereby grants Vericel during the Term an exclusive, sublicensable, royalty-free, irrevocable license under the ICT Type I Technology and ICT’s interest in the Joint Technology solely to research, develop, use, make, have made, offer to sell, have offered to sell, sell, have sold, supply, cause to be supplied, import, export,

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

transfer, and otherwise Develop, Manufacture and Commercialize Licensed Products outside the Territory.  For clarity, the license granted under this Section 7.2 does not include a license [***].

7.3                               Restrictions.

7.3.1                                 ICT may not exploit the ICT Type I Technology or Joint Technology outside the Territory.

7.3.2                                 If either Party conceives, discovers, makes or otherwise Controls ICT Type II Technology or Vericel Type II Technology, the exploitation of such ICT Type II Technology or Vericel Type II Technology shall be subject to Section 7.4 below.

7.4                               Right of First Refusal.  In the event that either Party intends to commercialize on its own or proposes to transfer or license rights to a Third Party or Affiliate of such Party to commercialize any product [***] in any country in the world (such proposed commercialization transaction, a “ROFR Transaction” and such proposing Party, the “Proposing Party”), the other Party (the “Non-Proposing Party”) shall have a right of first refusal to acquire all rights related to such ROFR Transaction at a valuation, and on such additional terms and conditions, proposed in good faith by such Non-Proposing Party.  The Proposing Party shall provide the Non-Proposing Party with advance written notice of the ROFR Transaction (including a summary of the material terms and conditions thereof) and allow the Non-Proposing Party [***] to respond with a written proposed valuation and related acquisition terms (a “ROFR Notice”) pursuant to which such Non-Proposing Party shall acquire all rights relating to or subject to the ROFR Transaction from the Proposing Party.  Upon the receipt by the Proposing Party of a ROFR Notice, the Parties will negotiate in good faith for a period of [***] (the “ROFR Negotiation Period”) to finalize and execute definitive agreements regarding the acquisition by the Non-Proposing Party or all rights related to such ROFR Transaction.  If, after the completion of the ROFR Negotiation Period, the Parties cannot agree to definitive agreements effecting the acquisition by the Non-Proposing Party of all rights related to the ROFR Transaction, the Proposing Party may proceed [***].  For avoidance of doubt, nothing in this Agreement shall be deemed to constitute or create the grant of a license or similar rights (including any grant of a license by necessity, implication or otherwise) (i) by Vericel to ICT under any Vericel Licensed Technology or Vericel Type II Technology for use by ICT or any of its Related Parties outside of the Territory or (ii) by ICT to Vericel under any ICT Type I Technology, ICT Type II Technology or Joint Technology for use by Vericel or any of its Related Parties in the Territory.

7.5                               Retained Vericel Rights.  With respect to the Licenses granted under Section 7.1, Vericel reserves for itself the non-exclusive right to research, develop, use, make, have made, supply, cause to be supplied, and import or transfer for the sole purpose of the foregoing, Licensed Products in the Territory solely for internal use or [***].

7.6                               ICT Sublicense Rights.  ICT shall have the right to sublicense any of its rights under Section 7.1 to any of its Affiliates or to any Third Party, subject to the requirements of this Section 7.6.  Each Sublicense granted by ICT to a Sublicensee pursuant to this Section 7.6 shall be subject and subordinate to this Agreement and shall (a) be consistent with the terms of this Agreement (including the intellectual property, non-compete and decision-making provisions), (b) contain confidentiality obligations, in the aggregate, not materially less stringent than the requirements of Section 6 and (c)

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

enable ICT to grant the license set forth in Section 7.2 with respect to any Know-How or Patent Rights conceived, discovered, developed or otherwise made, by or on behalf of such Sublicensee that would constitute ICT Improvement Technology if Controlled by ICT (other than any Know-How or Patent Rights that constitute such Third Party’s background technology and improvements thereof).  If sublicensing to a Third Party, ICT shall promptly provide Vericel with a copy of the fully executed sublicense agreement covering any Sublicense granted hereunder (which copy may be redacted to remove provisions which are not necessary to monitor compliance with this Agreement).  Notwithstanding any Sublicense, ICT shall remain primarily liable to Vericel for the performance of all of ICT’s obligations under, and ICT’s compliance with all provisions of, this Agreement.  Notwithstanding anything to the contrary in this Section 7.6, ICT shall not grant a license of Manufacturing rights with respect to the Licensed Products to any Vericel Competitor without Vericel’s prior written consent.

7.7                               Use of Trademarks.  As between the Parties, ICT shall have the sole right to determine and own the branding, trade dress and Trademarks to be used with respect to the Commercialization of the Licensed Products in the Territory.  Unless agreed to by Vericel, ICT shall not, and shall not permit its Related Parties to, (a) use in their respective businesses any Trademark that is confusingly similar to, misleading or deceptive with respect to or that dilutes any (or any part) of the Trademarks owned by Vericel, or (b) do any act which endangers, destroys or similarly affects, in any material respect, the value of the goodwill pertaining to such Trademarks owned by Vericel.

7.8                               Protection of Trade Secrets.  Each Party agrees to, and agrees to cause its Affiliates and Sublicensees to, take all necessary steps to maintain and protect the Trade Secrets of the other Party using at least the same degree of such Party uses to protect its own Trade Secrets, but in no case using less than a reasonable level of care generally followed in the biotechnology industry; provided that with respect to ICT, Section 6.1.3 shall also apply.

7.9                               Bankruptcy and Section 365(n).  All rights and licenses granted under or pursuant to this Agreement in Section 7 are and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11 of the United States Code (the “Bankruptcy Code”), licenses of right to “intellectual property” as defined under Section 101 of the Bankruptcy Code.  The Parties agree that upon commencement of a bankruptcy proceeding by or against a Party granting a license hereunder (the “Bankrupt Party”) under the Bankruptcy Code, the other Party (the “Licensee”) will be entitled to a complete duplicate of, or complete access to, all such intellectual property and all embodiments of such intellectual property.  Such intellectual property and all embodiments of such intellectual property will be promptly delivered to the Licensee (a) upon any such commencement of a bankruptcy proceeding and upon written request by the Licensee unless the Bankrupt Party elects to continue to perform all of its obligations under this Agreement, or (b) if not delivered under (a) above, upon the rejection of this Agreement by or on behalf of the Bankrupt Party and upon written request by the Licensee.  The foregoing provisions are without prejudice to any rights the Licensee may have arising under the Bankruptcy Code or other applicable Laws.

7.10                        No Other Rights.  Except as otherwise expressly provided in this Agreement, under no circumstances shall a Party, as a result of this Agreement, obtain any ownership interest or other right in any Know-How, Patent Rights or other intellectual property rights of the other Party, including items owned, Controlled or developed by the other Party, or provided by the other Party to the receiving Party at any time pursuant to this Agreement.

7.11                        Covenant.  If, at any time during the Term, ICT provides written notice to Vericel of any request or requirement by a Governmental Authority in the course of seeking Regulatory Approval for a

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Licensed Product in the Territory for ICT to [***] one or more Vericel Licensed Patent Rights or Vericel Type I Patent Rights that Cover a Licensed Product, Vericel, if permitted to do so under its existing contractual obligations, will use good faith, reasonable efforts to negotiate with ICT [***].  ICT shall provide to Vericel evidence of such Governmental Authority request or requirement upon Vericel’s written request.  For clarity, following any such assignment with respect to a Vericel Licensed Patent Right, such Patent Right shall remain a “Vericel Licensed Patent Right” for purposes of the financial terms of this Agreement, and ICT shall continue to pay royalties to Vericel as if [***].

8.                                      FINANCIAL TERMS; ROYALTY REPORTS; PAYMENTS AND AUDITS

8.1                               Upfront Payment.  Within sixty (60) days after the Effective Date, ICT shall pay Vericel [***] Dollars ([***]) (the “Upfront Payment”).  The initiation of the technology transfer described in Section 3 and the license grants in Section 7.1 are contingent upon Vericel’s receipt of the Upfront Payment.

8.2                               Milestones.

8.2.1                                 Development Milestones.  ICT shall provide Vericel with written notice of the achievement by ICT or any of its Related Parties of any development milestone event set forth below in this Section 8.2.1 within thirty (30) days after the end of the Calendar Quarter in which such event has occurred; provided, however, that ICT shall inform Vericel of such event prior to any public disclosure of such event by ICT.  Vericel shall invoice ICT after receipt of such written notice by Vericel, and ICT shall pay the associated development milestone payment within thirty (30) days of the receipt of such invoice.  In the event a development milestone event (iv) - (vi) first occurs outside of mainland China, [***] percent ([***]%) of the associated milestone payment shall be payable, and the remaining [***] percent ([***]%) shall be payable after such development milestone event occurs within mainland China, each such payment to occur within thirty (30) days after the receipt of the applicable invoice.  Each development milestone payment set forth below shall be payable only once, regardless of the number of times a development milestone is achieved.  For clarity, for purposes of milestone (iv) - (vi) below, the filing of a request to perform or proceed with a Clinical Study is hereby deemed not to constitute “filing of an application for Regulatory Approval.”

Development Milestone Event	Development Milestone Payment
(i) Completion of Manufacturing Tech Transfer Milestone with respect to Epicel®	[***]M
(ii) Completion of Manufacturing Tech Transfer Milestone with respect to an Autologous Chondrocyte Product	[***]M
(iii) Completion of Manufacturing Tech Transfer Milestone with respect to Ixmyelocel-T®	[***]M
(iv) Submission of the first filing of an application for Regulatory Approval (either provincial or national) for Ixmyelocel-T® in the Territory	[***]M
(v) Submission of the first filing of an application for Regulatory Approval (either provincial or national) for an Autologous Chondrocyte Product in the Territory	[***]M
(vi) Submission of the first filing of an application for Regulatory Approval (either provincial or national) for Epicel® in the Territory	[***]M

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

8.2.2                                 Commercial Milestones.  ICT shall provide Vericel with written notice of the achievement during the Royalty Term by ICT or any of its Related Parties of any sales milestone event set forth below in this Section 8.2.2 within thirty (30) days after the end of the Calendar Quarter in which such event has occurred.  Vericel shall invoice ICT after receipt of such written notice by ICT, and ICT shall remit the associated milestone payment within thirty (30) days of the receipt of such invoice.  Each sales milestone payment set forth below shall be payable only once, regardless of the number of times a sales milestone event is achieved.  In the event a sales milestone event first occurs outside of mainland China, [***]percent ([***]%) of the associated milestone payment shall be payable, and the remaining [***]percent ([***]%) shall be payable after such sales milestone event occurs within mainland China, each such payment to occur within thirty (30) days after the end of the Calendar Quarter in which such event has occurred.

Commercial Milestone Event	Commercial Milestone Payment
(i) First Commercial Sale of Epicel® by ICT or a Related Party in the Territory	[***]M
(ii) First Commercial Sale of an Autologous Chondrocyte Product by ICT or a Related Party in the Territory	[***]M
(iii) First Commercial Sale of Ixmyelocel-T® by ICT or a Related Party in the Territory	[***]M

8.3                               Royalties.

8.3.1                                 Royalty Term.  In consideration of the rights granted herein by Vericel to ICT, ICT shall pay to Vericel a royalty, on a Licensed Product-by-Licensed Product basis, on the annual Net Sales of such Licensed Product by ICT and its Related Parties in the Territory during the applicable Royalty Term, at the applicable royalty rates set forth below, forty-five (45) days following the last day of the Calendar Quarter in which such royalty accrues.

Net Sales of each Licensed Product	Royalty Rate
(i) With respect to the portion of annual Net Sales of a Licensed Product less than [***]M	[***]%
(ii) With respect to the portion of annual Net Sales of a Licensed Product equal to or greater than [***]M but less than [***]M	[***]%
(iii) With respect to the portion of annual Net Sales of a Licensed Product equal to or greater than [***]M	[***]%

8.3.2                                 Royalty Reduction.  During the Term of this Agreement, on a country by country and Licensed Product by Licensed Product basis, in the event any Competitive Product to such Licensed Product is sold in a country in the Territory, any royalty otherwise payable to Vericel under this Agreement with respect to the Net Sales of such Licensed Product in such country pursuant to Section 8.3.1 above shall be reduced as follows and as applicable: (i) if market share loss of ICT reaches [***]percent ([***]%) held by the Licensed Product in such country in the last full calendar quarter due to the Competitive Product’s commercial sale in such country (calculated on a unit month over month basis) in any calendar quarter, then the royalty otherwise payable hereunder for such Licensed Product in such country shall be reduced by [***] percent ([***]%) for so long as such sales of such Competitive Product in such country continue and (ii) if market share loss of ICT reaches [***]percent ([***]%) held by the Licensed Product

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

in such country in the last full calendar quarter due to the Competitive Product’s commercial sale in such country (calculated on a unit month over month basis) in any calendar quarter, then the royalty otherwise payable hereunder for such Licensed Product in such country shall be reduced by [***]percent ([***]%) for so long as such sales of such Competitive Product in such country continue.

8.3.3                                 Payments.  ICT shall furnish to Vericel a written report within forty-five (45) days after the end of each Calendar Quarter during the Term showing, on a product-by-product basis: (a) total Net Sales for such Calendar Quarter and (b) the amount payable under this Agreement for such Calendar Quarter.  Payment is due within forty-five (45) days after the end of the Calendar Quarter.  If no such payments are due in respect of any Calendar Quarter, ICT’s report shall so state.

8.4                               Audits.

8.4.1                                 Upon the written request of Vericel and not more than once in each Calendar Year, ICT and its Related Parties shall permit an independent certified public accounting firm of internationally-recognized standing selected by Vericel and reasonably acceptable to ICT, at Vericel’s expense except as set forth below, to have access during normal business hours to such of the records of ICT and its Related Parties as may be reasonably necessary to verify ICT’s compliance with this Agreement, for any year ending not more than three (3) years prior to the date of such request.  Notwithstanding the foregoing, Vericel may not make more than [***] in a Calendar Year.

8.4.2                                 If such accounting firm identifies an overpayment or underpayment between amounts owed and amounts paid during such period, ICT shall pay Vericel the amount of any underpayment or Vericel shall reimburse to ICT the amount of any overpayment, as applicable, within sixty (60) days after the date Vericel delivers to ICT such accounting firm’s written report so concluding, or as otherwise agreed by the Parties in writing, in each case, with interest as set forth in Section 8.6.  The fees charged by such accounting firm shall be paid by Vericel, unless such discrepancy represents an underpayment by ICT of at least [***]percent ([***]%) of the total amounts due in respect of the Licensed Products in the audited period, in which case such fees shall be paid by ICT.

8.4.3                                 Notwithstanding the foregoing, in the event of a dispute with respect to any audit under this Section 8.4, the Parties shall work in good faith to resolve the disagreement.  If the Parties are unable to reach a mutually acceptable resolution of any such dispute within thirty (30) days, the dispute shall be submitted for resolution to a certified public accounting firm jointly selected by each Party’s certified public accountants or to such other Person as the Parties shall mutually agree (the “Auditor”).  The decision of the Auditor shall be final and the costs of such proceeding as well as the initial audit shall be borne between the Parties in such manner as the Auditor shall determine.  ICT shall pay Vericel the amount of any underpayment or Vericel shall reimburse to ICT the amount of any overpayment, as applicable, within sixty (60) days after the date of the Auditor’s decision and in accordance with such decision, or as otherwise agreed by the Parties in writing, in each case, with interest as set forth in Section 8.6.

8.4.4                                 Unless an audit for such year has been commenced prior to and is ongoing upon the third (3rd) anniversary of the end of such year, the calculation of royalties and other payments payable with respect to such year shall be binding and conclusive upon both Parties,

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

and each Party and its Related Parties shall be released from any further liability or accountability with respect to such royalties or expense reimbursement for such year.

8.4.5                                 Vericel shall treat all financial information subject to review under this Section 8.4 or under any sublicense agreement in accordance with the confidentiality and non-use provisions of Section 6, and shall cause its accounting firm to enter into a confidentiality agreement with ICT and its Related Parties obligating it to retain all such information in confidence pursuant to such confidentiality agreement, which terms shall be no less stringent than the provisions of Section 6.

8.5                               Payment Exchange Rate.  All payments to be made under this Agreement shall be made in United States dollars and shall be paid by bank wire transfer in immediately available funds to such bank account in the United States as may be designated in writing by Vericel from time to time.  In the case of Net Sales generated or received by ICT and its Related Parties in currencies other than United States dollars during a Calendar Quarter, the rate of exchange to be used in computing the amount of United States dollars due shall be the average rate of exchange during the relevant Calendar Quarter calculated by taking the average of the exchange rate between such currency and the United States dollar published in The Wall Street Journal on the last business day of each month during the applicable Calendar Quarter.

8.6                               Late Payments.  If Vericel does not receive payment of any sum due to it on or before the due date therefor, simple interest shall thereafter accrue on the sum due to Vericel from the due date until the date of payment at a per-annum rate of [***]percent ([***]%), or the maximum rate allowable by Applicable Law, whichever is less.

8.7                               Blocked Payments.  If, by reason of Laws in any jurisdiction in the Territory, it becomes impossible or illegal for ICT or its Related Parties to transfer royalties or other payments under this Agreement to Vericel, ICT shall promptly notify Vericel.  During any such period described above, ICT shall deposit such payments in local currency in the relevant jurisdiction to the credit of Vericel in a recognized banking institution designated by Vericel or, if none is designated by Vericel within a period of ninety (90) days, in a recognized banking institution selected by ICT and identified in a written notice given to Vericel.

8.8                               Taxes.  Each Party is responsible for its own taxes, duties, levies, imposts, assessments, deductions, fees, withholdings or similar charges imposed on or measured by net income or overall gross income (including branch profits), gross receipts, capital, ability or right to do business, property, and franchise or similar taxes pursuant to applicable Law.  The milestones, royalties and other amounts payable by ICT to Vericel pursuant to this Agreement (each, a “Payment”) shall be paid free and clear of any and all taxes including without limitation, Chinese VAT, Stamp Duties, and various local surcharges, except for any withholding of income taxes required by applicable Law (“Withholding Income Taxes”).  Vericel shall be solely responsible for paying any and all taxes (other than Withholding Income Taxes required by applicable Law to be deducted from Payments and remitted by ICT) levied on account of, or measured in whole or in part by reference to, any Payments it receives.  ICT shall deduct or withhold from the Payments any Withholding Income Taxes that it is required by applicable Law to deduct or withhold.  Notwithstanding the foregoing, if Vericel is entitled under any applicable tax treaty to a reduction of rate of, or the elimination of, applicable Withholding Income Taxes, it may deliver to ICT or the appropriate Governmental Authority (with the reasonable assistance of ICT to the extent that this is reasonably required and is expressly requested in writing) the prescribed forms, certificates or other information, valid under applicable Law, necessary to lawfully reduce the applicable rate of withholding

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

or to relieve ICT of its obligation to withhold such Withholding Income Taxes and ICT shall apply the reduced rate of withholding or dispense with withholding, as the case may be; provided that ICT has received, in a form satisfactory to ICT, the valid forms, certificates or other information, or evidence of Vericel’s delivery of all applicable valid forms, certificates or other information (and, if necessary, its receipt of appropriate governmental authorization), at least fifteen (15) days prior to the time that the Payments are due.  If, in accordance with the foregoing, ICT withholds any amount, it shall pay to Vericel the net remaining balance when due, make timely payment to the proper Governmental Authority of the withheld amount and send to Vericel proof of such payment within a reasonable time following such payment, and such Withholding Income Taxes shall be treated for all purposes of this Agreement as having been paid to Vericel hereunder.  Vericel shall indemnify and hold harmless ICT for any withholding agent liability for Withholding Income Taxes, including interest and penalties thereon.  The Parties shall reasonably cooperate and take any commercially reasonable actions necessary to perform any required reporting and withholding and to eliminate or minimize the amount of any such deductions or withholdings, if any, including providing valid and sufficient forms, certificates, documentation and other information under applicable Law.

9.                                      REPRESENTATIONS, WARRANTIES AND COVENANTS

9.1                               Mutual Representations and Warranties.  Each Party represents and warrants to the other Party that, as of the Effective Date:

9.1.1                                 Such Party is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation.

9.1.2                                 Such Party has all requisite corporate power and corporate authority to enter into this Agreement and to carry out its obligations under this Agreement.

9.1.3                                 All requisite corporate action on the part of such Party, its directors and stockholders required by applicable Law for the authorization, execution and delivery by such Party of this Agreement, and the performance of all obligations of such Party under this Agreement, has been taken.

9.1.4                                 The execution, delivery and performance of this Agreement by such Party do not and shall not violate: (a) such Party’s charter documents, bylaws or other organizational documents; (b) in any material respect, any agreement, instrument or contractual obligation to which such Party is bound; (c) any requirement of any applicable Law; or (d) any order, writ, judgment, injunction, decree, determination or award of any court or Governmental Authority presently in effect applicable to such Party.

9.1.5                                 This Agreement is a legal, valid and binding obligation of such Party enforceable against it in accordance with its terms and conditions, subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance and general principles of equity (whether enforceability is considered a proceeding at law or equity).

9.2                               Additional Representations of Vericel.  Except as indicated on Exhibit C, Vericel represents and warrants to ICT that, as of the Effective Date:

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9.2.1                                 Vericel owns or otherwise Controls the Vericel Licensed Patent Rights and Vericel Licensed Know-How that is exclusively licensed to ICT in the Territory and has the right and authority to grant such exclusive license to ICT.

9.2.2                                 There is no (a) claim, demand, suit, proceeding, arbitration, inquiry, investigation or other legal action of any nature, civil, criminal, regulatory or otherwise, pending or, to Vericel’s Knowledge, threatened against Vericel or any of its Affiliates or (b) judgment or settlement against or owed by Vericel or any of its Affiliates, in each case (clauses (a) and (b)) in connection with the Vericel Licensed Technology.

9.2.3                                 The Patent Rights set forth on Exhibit A include all Patent Rights Controlled by Vericel or its Affiliates that are necessary or useful for the Development, Manufacture or Commercialization of the Licensed Products.  Each issued Vericel Licensed Patent Right or pending patent application within the Vericel Licensed Patent Rights has been or is being prosecuted in the respective patent offices in the countries in the Territory listed on Exhibit A in accordance with applicable Law.

9.2.4                                 Vericel has the full right to [***] to ICT for the purposes of the technology transfer activities detailed in Section 3.1.

9.2.5                                 Vericel and its Affiliates have taken commercially reasonable measures consistent with industry practice to protect the secrecy, confidentiality and value of all Vericel Licensed Know-How that constitutes Trade Secrets under applicable Law.

9.2.6                                 The Development, Manufacture and Commercialization of the Licensed Products by or on behalf of Vericel or its Related Parties has been and is being conducted in compliance with applicable Law.

9.2.7                                 Vericel is not party to any Third Party agreements in the Territory pursuant to which Vericel Controls any of the Vericel Licensed Technology, other than the in-license agreements expressly disclosed on Exhibit C (the “Existing Agreements”), and, to Vericel’s Knowledge, other than as set forth in the Existing Agreements, no Third Party has any right, title or interest in or to, or any license under, any of the Vericel Licensed Technology.  Vericel and, to Vericel’s Knowledge, each other party to the Existing Agreements is in compliance therewith.

9.3                               Warranty Disclaimer.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, TO THE OTHER PARTY WITH RESPECT TO ANY TECHNOLOGY, LICENSED PRODUCT, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THE AGREEMENT AND HEREBY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING.  EACH PARTY HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY THAT THE DEVELOPMENT, MANUFACTURE OR COMMERCIALIZATION OF ANY LICENSED PRODUCT PURSUANT TO THE AGREEMENT SHALL BE SUCCESSFUL OR THAT ANY PARTICULAR SALES LEVEL WITH RESPECT TO ANY LICENSED PRODUCT SHALL BE ACHIEVED.

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9.4                               Certain Other Covenants.

9.4.1                                 Extra-Territorial Sales.

9.4.1.1                       Subject to applicable Law, ICT shall, and shall cause its Affiliates and Sublicensees (i) not to engage in any advertising or promotional activities relating to the Licensed Products outside of the Territory, or directed primarily to Third Parties including customers or other buyers or users of the Licensed Products located outside of the Territory; (ii) not to sell to any Third Party in the Territory that ICT knows is likely to, directly or indirectly, Commercialize the Licensed Products outside of the Territory or assist another Third Party to do so; and (iii) not to accept orders for the Licensed Products from or to sell the Licensed Products outside of the Territory, and if ICT receives any order for the Licensed Products from outside of the Territory, it shall refer such orders to Vericel.  If Vericel does wish to fulfill such order and additional Regulatory Approval is obtained or is not required to fulfill such order, Vericel may ask ICT to fulfill such order, which ICT could decide to fulfill or not.  If Vericel receives any order for the Licensed Products from outside of the Territory that it does not wish to fulfill itself, and additional Regulatory Approval is obtained or is not required to fulfill such order, Vericel may ask ICT to fulfill such order, which ICT could decide to fulfill or not.  Any fulfillment of above-described orders by ICT will not modify the Territory.

9.4.1.2                       Subject to applicable Law, Vericel shall, and shall cause its Affiliates and sublicensees (i) not to engage in any advertising or promotional activities relating to the Licensed Products in the Territory, or directed primarily to Third Parties including customers or other buyers or users of the Licensed Products located in the Territory; (ii) not to sell to any Third Party outside the Territory that Vericel knows is likely to, directly or indirectly, Commercialize the Licensed Products in the Territory or assist another Third Party to do so; and (iii) not to accept orders for the Licensed Products from or to sell the Licensed Products inside the Territory, and if Vericel receives any order for the Licensed Products from inside the Territory, it shall refer such orders to ICT.  For the avoidance of doubt, the attendance or presence of Vericel at international meetings being held in the Territory will not be considered a violation of its obligations under this section, provided that it shall inform ICT at least ten (10) days prior to attending such international meetings.

9.5                               Export Monitoring.

9.5.1                                 ICT and its Related Parties will use reasonable efforts to monitor and prevent exports of the Licensed Products outside of the Territory (other than for the benefit or as directed by Vericel) using methods permitted under applicable Law that are commonly used in the industry for such purpose (if any), and shall promptly inform Vericel of any such exports of the Licensed Products and any actions taken to prevent such exports.  ICT agrees to take reasonable actions requested in writing by Vericel that are consistent with Law to prevent exports of the Licensed Products from the Territory (other than for the benefit or as directed by Vericel).

9.5.2                                 Vericel and its Related Parties will use reasonable efforts to monitor and prevent exports of the Licensed Products into the Territory (other than for the benefit or as directed by ICT) using methods permitted under applicable Law that are commonly used in the industry for such purpose (if any), and shall promptly inform ICT of any such exports of the

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Licensed Products and any actions taken to prevent such exports.  Vericel agrees to take reasonable actions requested in writing by ICT that are consistent with Law to prevent exports of the Licensed Products into the Territory (other than for the benefit or as directed by ICT).

9.6                               FCPA.

9.6.1                                 Each Party understands and acknowledges that each Party and its Affiliates must comply with the laws of the United States, including the U.S.  Foreign Corrupt Practices Act (“FCPA”), and the laws of the foreign countries in which each Party itself and its Affiliates as well as the other Party and its Affiliates do business.  Each Party further understands and acknowledges that the FCPA applies to all offices, operating segments, divisions and subsidiaries of each Party and its Affiliates worldwide, and also applies to third-parties that represent each Party and its Affiliates, such as consultants, sales agents, joint-venture partners, representatives, distributors, contractors, and other business partners.  Each Party understands and acknowledges that it has an obligation to abide by the anti-bribery and anti-corruption laws of the United States and the foreign countries in which the other Party and its Affiliates conduct business.  Each Party hereby agrees and certifies to comply with the FCPA and all anti-bribery and anti-corruption laws of the United States and the foreign countries in which the other Party and its Affiliates conduct business.  Each Party warrants and represents to the other Party that neither itself nor any of its officers, directors, employees, agents or other representatives has violated or will violate any anti-bribery or anti-corruption laws of the United States or any foreign countries in which the other Party and its Affiliates conduct business, and that neither itself nor any of its officers, directors, employees, agents, or other representatives has performed or will perform any of the following acts in connection with this Agreement, any sale made or to be made hereunder, any compensation paid or to be paid hereunder, or any other transactions involving the business interests of the other Party and its Affiliates: pay, offer or promise to pay, or authorize the payment of, any money, or give or promise to give, or authorize the giving of, any services or anything else of value, either directly or through a third party, to any official or employee of any Governmental Authority or instrumentality, or of a public international organization, or of any agency or subdivision thereof, or to any political party or official thereof or to any candidate for political office for the purpose of (a) influencing any act or decision of that person in his official capacity, including a decision to fail to perform his official functions with such Governmental Authority or instrumentality or such public international organization or such political party, (b) inducing such person to use his influence with such Governmental Authority or instrumentality or such public international organization or such political party to affect or influence any act or decision thereof or (c) securing any improper advantage.

9.6.2                                 If either Party breaches any of the covenants set forth above in the Territory, (a) the non-defaulting Party shall have a right of action against the defaulting Party for the amount of any monetary payment or thing of value made or given by the defaulting Party in breach of any of such covenants, and (b) the non-defaulting Party may, at its sole discretion, rescind this Agreement.

9.7                               Covenants.  Each Party hereby covenants to the other Party that, from the Effective Date until expiration or termination of this Agreement:

9.7.1                                 it will not (a) take any action that materially adversely affects the scope or validity of the rights included in the Vericel Licensed Technology or Vericel Type I Technology, ICT Type I Technology or (b) fail to take any action that is reasonably necessary to avoid

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materially adversely affecting the scope or validity of the rights included in the Vericel Licensed Technology or Vericel Type I Technology or ICT Type I Technology;

9.7.2                                 it will not enter into any Third Party agreement that materially adversely affects (i) the other Party’s rights hereunder or (ii) its own ability to fully perform its obligations hereunder; and

9.7.3                                 it will maintain valid and enforceable agreements with all Persons acting on behalf of such Party or its Affiliates under this Agreement which require such Persons to assign to such Party their entire right, title and interest in and to all Vericel Licensed Technology, Vericel Type I Technology, or ICT Type I Technology and contain confidentiality provisions no less stringent than those set forth herein.

10.                               INDEMNIFICATION; LIMITATION OF LIABILITY; INSURANCE

10.1                        Indemnification by Vericel.  Vericel shall indemnify, hold harmless and defend ICT, its Related Parties, and their respective directors, officers, employees and agents (“ICT Indemnitees”) from and against any and all Third Party claims, suits, losses, liabilities, damages, costs, fees and expenses (including reasonable attorneys’ fees and litigation expenses) (collectively, “Losses”) arising out of or resulting from, directly or indirectly, (a) any breach by Vericel of this Agreement, or (b) the negligence or willful misconduct by or of Vericel and its Related Parties, and their respective directors, officers, employees and agents in the performance of Vericel’s obligations under this Agreement.  Vericel shall have no obligation to indemnify the ICT Indemnitees to the extent that the Losses arise out of or result from, directly or indirectly, any breach by ICT of this Agreement, or the negligence or willful misconduct by or of any of the ICT Indemnitees, or matters for which ICT is obligated to indemnify Vericel under Section 10.2.

10.2                        Indemnification by ICT.  ICT shall indemnify, hold harmless, and defend Vericel, its Affiliates and their respective directors, officers, employees and agents (“Vericel Indemnitees”) from and against any and all Losses arising out of or resulting from, directly or indirectly, (a) any breach by ICT of this Agreement, (b) the negligence or willful misconduct by or of ICT and its Related Parties, and their respective directors, officers, employees and agents in the performance of ICT’s obligations under this Agreement or (c) the Development, Manufacture, marketing, promotion, distribution, import, export, use, offer to sell, sale or having sold any Licensed Products in the Territory by or on behalf of ICT or its Related Parties.  ICT shall have no obligation to indemnify the Vericel Indemnitees to the extent that the Losses arise out of or result from, directly or indirectly, any breach by Vericel of this Agreement, or the negligence or willful misconduct by or of any of the Vericel Indemnitees in the performance of Vericel’s obligations under this Agreement, or matters for which Vericel is obligated to indemnify ICT under Section 10.1.

10.3                        Indemnification Procedure.  In the event of any such claim against any Vericel Indemnitee or ICT Indemnitee (individually, an “Indemnitee”), the indemnified Party shall promptly notify the other Party in writing of the claim and the indemnifying Party shall manage and control, at its sole expense, the defense of the claim and its settlement.  The failure by the indemnified Party to promptly notify the indemnifying Party of any such claim pursuant to the preceding sentence shall not relieve the indemnifying Party of its obligations hereunder with respect to such claim except the extent the indemnifying Party is materially prejudiced thereby.  The Indemnitee shall cooperate with the indemnifying Party and may, at its option and expense, be represented in any such action or proceeding.  The indemnified Party shall and shall cause each Indemnitee to, cooperate in the defense or prosecution

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thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith.  The indemnifying Party shall not be liable for any settlements, litigation costs or expenses incurred by any Indemnitee without the indemnifying Party’s written authorization.  Notwithstanding the foregoing, if the indemnifying Party believes that any of the exceptions to its obligation of indemnification of the Indemnitees set forth in Sections 10.1 or 10.2 may apply, the indemnifying Party shall promptly notify the Indemnitees, which shall then have the right to be represented in any such action or proceeding by separate counsel at their expense, provided that the indemnifying Party shall be responsible for payment of such expenses if the Indemnitees are ultimately determined to be entitled to indemnification from the indemnifying Party for the matters to which the indemnifying Party notified the Indemnitees that such exception(s) may apply.

10.4                        Limitation of Liability.  EXCEPT WITH RESPECT TO (A) A PARTY’S WILLFUL MISCONDUCT, (B) A BREACH OF SECTION 6 (CONFIDENTIALITY AND PUBLICATION) OR (C) A PARTY’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 10.1 OR SECTION 10.2, NEITHER PARTY HERETO SHALL BE LIABLE FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, INCLUDING LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THE AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES.

10.5                        Insurance.  ICT shall obtain and maintain insurance during the Term and for a period of at least three (3) years after the last commercial sale of any Licensed Products in the Territory, with an AM Best’s A IX, or higher, rated insurer in an amount appropriate for its business and products of the type that are the subject of this Agreement, and for its obligations under this Agreement.  Specifically, ICT shall obtain and maintain product liability insurance and clinical trial liability insurance in each of the countries in the Territory with limits that are [***] and if applicable, Vericel shall be named on the policy as an additional insured.  Upon request, ICT shall provide Vericel with evidence of the existence and maintenance of such insurance coverage.

11.                               INTELLECTUAL PROPERTY OWNERSHIP, PROTECTION AND RELATED MATTERS

11.1                        Ownership.

11.1.1                          Party Technology.  Subject to the Licenses and rights of reference granted in Sections 7 and 4.4, as between the Parties, each Party shall own and retain all right, title and interest in and to (a) any Know-How that is conceived, discovered, developed or otherwise made by an individual or individuals having an obligation to assign such intellectual property to such Party or its Affiliates (or for which ownership vests in such Party or its Affiliates by operation of law) under or in connection with this Agreement, and any intellectual property rights, including Patent Rights, with respect thereto, and (b) any Know-How, Patent Rights and other intellectual property rights that are owned or otherwise Controlled (other than pursuant to the license grants under this Agreement) by such Party or its Affiliates outside of this Agreement.

11.1.2                          Joint Technology.  The Parties shall each own an equal, undivided interest in any and all Know-How that is conceived, discovered, developed or otherwise made, jointly by an individual or individuals having an obligation to assign such Know-How to ICT or its Affiliates

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(or for which ownership vests in ICT or its Affiliates by operation of law), on the one hand, and an individual or individuals having an obligation to assign such Know-How to Vericel or its Affiliates (or for which ownership vests in Vericel or its Affiliates by operation of law), on the other hand (“Joint Know-How”), under or in connection with this Agreement or the Development, Manufacture or Commercialization of Licensed Products, whether or not patented or patentable, and any and all intellectual rights, including any Patent Rights, claiming or covering the same (the “Joint Patent Rights”).  Each Party shall disclose to the other Party in writing and shall cause its Related Parties to so disclose, the conception, discovery, invention, or reduction to practice of any Joint Technology.

11.1.3                          Inventorship Determinations.  For purposes of determining the inventorship of any Know-How that is conceived, discovered, developed or otherwise made under or in connection with this Agreement, or any Patent Rights with respect thereto, questions of inventorship shall be resolved in accordance with United States patent laws regardless of where the conception, reduction to practice or development of such invention occurs.

11.2                        Prosecution and Maintenance of Patent Rights.

11.2.1                          Prosecution and Maintenance of Vericel Licensed Patent Rights and Vericel Improvement Patent Rights.  Vericel has the sole right to, and at Vericel’s sole cost and expense, file, prosecute, and maintain (including the defense of any interference or opposition proceedings), all Vericel Licensed Patent Rights and Vericel Improvement Patent Rights in the Territory.  Vericel shall not abandon or cease the preparation, filing or prosecution of any such application for a Vericel Licensed Patent or Vericel Type I Patent in the Territory without ICT’s prior written approval.

11.2.2                          Prosecution and Maintenance of Joint Patent Rights.  Vericel has the first right (but not the obligation), using counsel of its choice, at its sole cost, to prepare, file, prosecute, and maintain any Joint Patent Rights, in each case, including directing any related interference, re-issuance, inter partes review, post-grant review, reexamination, opposition or any other similar action before a patent office with respect thereto.  Vericel shall consult with ICT regarding any such activities and shall consider ICT’s comments in good faith, and with respect to any Joint Patent Rights in the Territory, a disinterested Third Party mutually chosen by the Parties shall have the final decision making authority.  ICT will reimburse Vericel for all costs and expenses incurred by Vericel in connection with such activities to the extent relevant to Joint Patent Rights filed or maintained in the Territory.  If Vericel elects not to file, prosecute, maintain or undertake such other activities with respect to any Joint Patent Right in the Territory, then Vericel will inform ICT of such election in writing promptly, but not less than sixty (60) days before any action is required, and ICT shall have the right (but not the obligation) to assume such filing, prosecution, maintenance or other activities with respect to such Joint Patent Right.  From and after the date of such assumption, Vericel shall assign and hereby agrees to assign free of charge the Joint Patent Rights in the Territory to ICT and ICT shall be solely responsible for all costs and expenses incurred in connection with the filing, prosecution, maintenance or other activities with respect to such Joint Patent Right.  ICT shall consult with Vericel regarding any such activities and shall consider Vericel’s comments in good faith.

11.2.3                          Prosecution and Maintenance of ICT Improvement Patent Rights.  ICT shall have the first right (but not the obligation), using counsel of its choice, to prepare, file, prosecute, maintain and have final decision-making authority with respect to any ICT Improvement Patent

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Right, in each case, including directing any related interference, re-issuance, inter partes review, post-grant review, reexamination, opposition or any other similar action before a patent office with respect thereto.  ICT shall solely bear all costs and expenses in connection with the foregoing clauses.  ICT shall consult with Vericel regarding any such activities and shall consider Vericel’s comments in good faith.  If ICT elects not to file, prosecute, maintain or undertake such other activities with respect to any ICT Improvement Patent Right, then ICT will inform Vericel of such election in writing promptly, but not less than sixty (60) days before any action is required, and Vericel shall have the right (but not the obligation) to assume such filing, prosecution, maintenance or other activities with respect to such ICT Improvement Patent Right.  From and after the date of such assumption, Vericel shall be solely responsible for all costs and expenses incurred in connection with the filing, prosecution, maintenance or other activities with respect to such ICT Improvement Patent Right.  Vericel shall consult with ICT regarding any such activities and shall consider ICT’s comments in good faith.

11.2.4                          Prosecution and Maintenance of Other Patent Rights.  Except as otherwise expressly set forth in this Section 11.2, each Party shall have the sole right (but not the obligation), in its sole discretion, to prepare, file, prosecute and maintain all Patent Rights owned by such Party.

11.3                        Third Party Infringement.

11.3.1                          Notice of Infringement.  During the Term, each Party will promptly notify the other Party in writing of any known or suspected infringement or unauthorized use or misappropriation by a Third Party of Joint Technology, Vericel Licensed Technology, Vericel Improvement Technology or ICT Improvement Technology (an “Infringement”) of which such Party becomes aware.

11.3.2                          Right to Enforce and Defend Vericel Licensed Patent Rights and Vericel Improvement Patent Rights.  Vericel shall have the sole and exclusive right and the obligation, to take any reasonable measures it deems appropriate to stop any Infringement of any Vericel Licensed Technology or Vericel Improvement Technology in the Territory.

11.3.3                          Right to Enforce and Defend Joint Patent Rights and ICT Type I Improvement Patent Rights outside the Territory.  Vericel shall have the first right (but not the obligation) to prosecute any Infringement (a) with respect to the Joint Patent Rights, worldwide, and (b) with respect to the ICT Type I Improvement Patent Rights, outside the Territory, including as a defense or counterclaim in connection with any Third Party Infringement Claim, at its sole cost and expense, using counsel of its choice.  If Vericel fails to bring an action or proceeding to prosecute an Infringement in the Territory, with respect to any Joint Patent Right, or outside the Territory with respect to any ICT Type I Patent Right, within forty-five (45) days of a reasonable request by ICT to do so, or earlier notifies ICT in writing of its intent not to bring such action or proceeding, then ICT shall have the right (but not the obligation) to bring such action or proceeding, at its sole cost and expense, using counsel of its choice.

11.3.4                          Right to Enforce and Defend ICT Type II Improvement Patent Rights.  ICT shall have the first right (but not the obligation) to prosecute any Infringement with respect to the ICT Type II Improvement Patent Rights worldwide, including as a defense or counterclaim in connection with any Third Party Infringement Claim, at its sole cost and expense, using counsel of its choice.  If ICT fails to bring an action or proceeding to prosecute an Infringement with

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respect to any ICT Type II Improvement Patent Right outside the Territory within forty-five (45) days of a reasonable request by Vericel to do so, or earlier notifies Vericel in writing of its intent not to bring such action or proceeding, then Vericel shall have the right (but not the obligation) to bring such action or proceeding, at its sole cost and expense, using counsel of its choice.

11.3.5                          Right to Enforce Other Patent Rights.  Except as otherwise expressly set forth in this Section 11.3, each Party shall have the sole right (but not the obligation), in its sole discretion, to prosecute any infringement of Patent Rights owned by such Party.

11.4                        Defense of Third Party Infringement Claims.

11.4.1                          Notice.  If the Development, Manufacture or Commercialization of a Licensed Product in the Territory pursuant to this Agreement results in, or is reasonably expected to result in, any claim, suit or proceeding by a Third Party alleging infringement by ICT or any of its Related Parties, Distributors or customers (a “Third Party Infringement Claim”), including any defense or counterclaim in connection with an Infringement action initiated pursuant to Section 11.3, the Party first becoming aware of such alleged infringement shall promptly notify the other Party thereof in writing.

11.4.2                          Right to Defend; Cooperation.  Except as otherwise provided in Section 10 with respect to a Party’s indemnification obligations, each Party shall have the sole right to defend against any Third Party Infringement Claim brought against such Party.  The Parties shall cooperate fully in defense of any Third Party Infringement Claim pursuant to this Section 11.4 including by making applicable records and documents (including laboratory notebooks) with respect to the relevant Third Party Infringement Claim available to the defending Party on the defending Party’s request.

12.                               TERM AND TERMINATION; REMEDIES

12.1                        Term.  This Agreement shall be effective as of the Effective Date and, unless terminated earlier pursuant to Section 12.2, this Agreement shall continue in effect on a country-by-country and Licensed Product-by-Licensed Product basis, until the expiration of each Royalty Term that applies to that Licensed Product in that country (“Term”).  Upon expiration of the Royalty Term with respect to a Licensed Product in a country, the licenses granted to ICT in Section 7.1 for such Licensed Product in such country shall become fully paid-up, perpetual and irrevocable.

12.2                        Termination Rights.  This Agreement may not be terminated by either Party except (i) by mutual agreement of the Parties, (ii) in the event of liquidation, bankruptcy or insolvency of the other Party, (iii) by the event of Force Majeure as set forth in Section 13.12, or (iv) as provided in this Section 12.2.

12.2.1                          Termination of Agreement for Convenience.  During the Term, ICT shall have the right to terminate this Agreement in its entirety, or on a Licensed Product-by-Licensed Product and country-by-country basis, at any time after the Effective Date on [***] days’ prior written notice to Vericel.

12.2.2                          Termination of Agreement for Cause.

12.2.2.1                If Vericel is in material breach of its obligations hereunder and has not cured such breach within ninety (90) days after notice by ICT requesting cure of the

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breach, ICT may terminate this Agreement in its entirety or with respect to one or more Licensed Products and one or more countries in the Territory to which such material breach relates; provided, however, that if any breach is not reasonably curable within ninety (90) days and if Vericel is making a bona fide effort to cure such breach, such termination shall be [***].  The applicable cure period under this Section 12.2.2 shall be tolled pending resolution of any bona fide dispute between the Parties as to whether any such material breach has occurred.

12.2.2.2                If ICT is in material breach of its obligations hereunder and has not cured such breach within sixty (60) days in the case of a payment breach, or within ninety (90) days in the case of all other breaches, after notice by Vericel requesting cure of the breach, Vericel may terminate this Agreement with respect to one or more Licensed Products and one or more countries in the Territory to which such material breach relates; provided, however, that if any breach other than a payment breach is not reasonably curable within ninety (90) days and if ICT is making a bona fide effort to cure such breach, such termination shall be [***].

12.2.3                          Termination for Diligence Failure; Abandonment of Regulatory Approvals.

12.2.3.1                The following events will be used as a basis for determining ICT’s diligence with respect to the Development and Commercialization of the Licensed Products:

(i)                         completion of the Manufacturing Tech Transfer Milestone;

(ii)                      enrollment of the first patient in a Clinical Study sponsored by ICT or one of its Related Parties in the Territory, if required for Marketing Requirement Completion in a Major Market; and (iii) the first commercial sale of Licensed Products by ICT or one of its Related Parties.

12.2.3.2                Vericel may, by sixty (60) days’ prior written notice to ICT, terminate ICT’s rights hereunder, including without limitation under the licenses granted in Section 7.1, and each such individual Licensed Product will revert back to Vericel on a Licensed Product-by-Licensed Product and country-by-country basis if:

(a)                                             neither 12.2.3.1(i) nor 12.2.3.1(ii) has occurred for Epicel® and at least one (1) Autologous Chondrocyte Product within [***] years after the Upfront Payment Receipt Date through no fault of Vericel;

(b)                                             both 12.2.3.1(i) and 12.2.3.1(ii) have not occurred for Epicel® and at least one (1) Autologous Chondrocyte Product within [***] years after the Upfront Payment Receipt Date through no fault of Vericel;

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(c)                                              12.2.3.1(iii) has not occurred for Epicel® and at least one (1) Autologous Chondrocyte Product within [***] years after the Upfront Payment Receipt Date;

(d)                                             12.2.3.1(i) has not occurred for Ixmyelocel-T® within [***] years after the Upfront Payment Receipt Date through no fault of Vericel;

(e)                                              12.2.3.1(ii) has not occurred for Ixmyelocel-T® within [***] years after the Upfront Payment Receipt Date through no fault of Vericel; or

(f)                                               12.2.3.1(iii) has not occurred for Ixmyelocel-T® within the earlier of (i) [***] years after Regulatory Approval in the U.S.  or (ii) [***] years after the Upfront Payment Receipt Date.

Each of the foregoing periods will be automatically extended for any delay caused by Vericel’s failure to timely perform its obligations under this Agreement.  Vericel will consider in good faith extensions to the foregoing periods as and to the extent reasonable based on changes to regulatory requirements in the Territory that delay ICT’s achievement of any of the foregoing obligations despite its use of Commercially Reasonable Efforts timely to achieve such obligations.

12.2.4                          Termination of Agreement for Failure to Pay Upfront Payment.  ICT shall use its commercially reasonable efforts to pay the Upfront Payment within sixty (60) days after the Effective Date.  In the event the default of its timely payment is caused by the related regulatory approval process, ICT shall immediately notify Vericel by a written notice [***] with regards to Upfront Payment.  Subject to Section 13.12, Vericel shall have the right to terminate this Agreement in its entirety, immediately upon written notice to ICT, if ICT fails to pay the Upfront Payment within [***], provided that Vericel’s right to terminate this Agreement under this Section 12.2.4 shall expire on the earlier of (a) the date that is [***] after the Effective Date or (b) the Upfront Payment Receipt Date.

12.3                        Effect of Expiration or Termination; Survival.

12.3.1                          General Effects.  Expiration or termination of this Agreement (in its entirety or with respect to one or more Licensed Products) shall not relieve the Parties of any obligation accruing prior to such expiration or termination.  Any such expiration or termination shall be without prejudice to the rights of either Party against the other accrued or accruing under this Agreement prior to expiration or termination, including the obligation to pay royalties for the Licensed Products sold prior to such expiration or termination or to make other payments under this Agreement.  The following Sections will survive expiration or termination of this Agreement and will remain in full force and effect: Sections 1, 5.4, 6, 7, 10, 8.3.3, 8.4-8.8, 10, 11.1.3, 11.2.2, 11.2.3, 11.3.3, 11.3.4, 12, and 13.  Except as otherwise set forth in this Section 12.3, upon termination or expiration of this Agreement all rights and obligations of the Parties under this Agreement shall cease.

12.3.2                          License Conversion.  Following the expiration or termination of this Agreement, the license granted to Vericel under Section 7.2 shall remain in effect, provided that such license granted by ICT to Vericel shall become royalty-bearing in the event of termination of this Agreement (i) due to material breach of Vericel in accordance with Section 12.2.2.1, or (ii)

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due to liquidation, bankruptcy or insolvency of Vericel, and both Parties in either case of (i) or (ii) shall discuss and agree on the financial terms in a separate agreement.

12.3.3                          Non-Compete.  In the event of termination of this Agreement (a) pursuant to Sections 12.2.1, 12.2.2.2, 12.2.3 or 12.2.4, or (b) by Vericel in the event of liquidation, bankruptcy or insolvency of ICT pursuant to Section 12.2, ICT hereby agrees ICT will not market, commercialize or sell an autologous skin product, autologous cartilage repair product, or product based on the combination of autologous MSCs and M2 macrophages globally in the Field for [***] years from the effective date of such termination.

12.3.4                          Regulatory Transfer.  If (a) ICT decides to abandon or to allow any Regulatory Approval pertaining to the Licensed Products in the Territory to lapse, expire or otherwise diminish in scope, or (b) this Agreement is terminated pursuant to Section 12.2, ICT shall give no less than ninety (90) days’ prior written notice to Vericel before taking, or failing to take, any action, including providing notice or a filing of any kind to any Regulatory Authority, including the CFDA, that would begin a process or otherwise result in such Regulatory Approval, or any of the rights, licenses and permits granted under such Regulatory Approval, to be so abandoned or to so lapse, expire or otherwise diminish in scope.  Upon the request of Vericel, ICT will take such actions, including executing and delivering such documents, as Vericel may reasonably request to: (i) avoid or delay the abandonment, lapse, expiration or limitation of the scope of such Regulatory Approval or any of the rights, licenses and permits granted under such Regulatory Approval and (ii) to the extent permissible and practicable under applicable Law, facilitate, complete and evidence the transfer of such Regulatory Approval to Vericel or its designee.  Vericel shall be responsible for reimbursing ICT for (a) for time spent by ICT personnel to provide such support at the rate of [***] Dollars ([***]) per hour, and (b) reasonably documented out-of-pocket costs and expenses, in each case ((a) and (b)), reasonably incurred by ICT in providing such support.

13.                               MISCELLANEOUS

13.1                        Assignment.  Except as provided in this Section 13.1, this Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either Party without the written consent of the other Party.  Notwithstanding the foregoing, either Party may, without the other Party’s written consent, assign this Agreement and its rights and obligations hereunder in whole or in part to an Affiliate or to a party that acquires, by or otherwise in connection with, merger, sale of assets or otherwise, all or substantially all of the business of the assigning Party to which the subject matter of this Agreement relates.  The assigning Party shall remain responsible for the performance by its assignee of this Agreement or any obligations hereunder so assigned, unless the assignee agrees in writing to be bound by all terms and conditions of this Agreement.  Any purported assignment in violation of this Section 13.1 shall be void.

13.2                        Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction; provided, however, that any dispute relating to the scope, validity, enforceability or infringement of any legal rights in any Patent Rights shall be governed by, and construed and enforced in accordance with, the laws of the jurisdiction in which such right(s) apply.

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13.3                        Dispute Resolution.  In the event of any dispute arising out of or relating to this Agreement, the affected party shall notify the other party, and the parties shall attempt in good faith to resolve the matter within fifteen (15) days after the date of such notice (the “Notice Date”).  Any disputes not resolved by good faith discussions shall be referred to senior executives of each party, who shall meet at a mutually acceptable time and location within thirty (30) days after the Notice Date and attempt to negotiate a settlement.  If the matter remains unresolved within sixty (60) days after the Notice Date, or if the senior executives fail to meet within thirty (30) days after the Notice Date, such matter shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with said Rules.  The Emergency Arbitrator Provisions shall not apply.  Any such arbitration shall be conducted in Hong Kong, if initiated by Vericel, and in New York, if initiated by ICT, and in English.  The arbitrator(s) shall have the authority to grant specific performance and to allocate between the parties the costs of arbitration in such equitable manner as it shall determine.  The prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).  Although the procedures specified in this paragraph are the sole and exclusive procedures for the resolution of disputes arising out of or relating to this Agreement, either party may seek a preliminary injunction or other provisional equitable relief if, in its reasonable judgment, such action is necessary to avoid irreparable harm to itself or to preserve its rights under this Agreement.  Judgments upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be.

13.4                        Entire Agreement; Amendments.  This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof, and supersedes all previous arrangements with respect to the subject matter hereof, whether written or oral, including the Existing Confidentiality Agreement.  This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representatives of both Parties hereto.

13.5                        Severability.  If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdiction, the Parties hereto shall substitute, by mutual consent, valid provisions for such invalid, illegal or unenforceable provisions, which valid provisions in their economic effect are sufficiently similar to the invalid, illegal or unenforceable provisions that it can be reasonably assumed that the Parties would have entered into this Agreement with such valid provisions.  In case such valid provisions cannot be agreed upon, the invalid, illegal or unenforceable of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid, illegal or unenforceable provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid, illegal or unenforceable provisions.

13.6                        Headings.  The captions to the Sections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Sections hereof.

13.7                        Waiver of Rule of Construction.  Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement.  Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

13.8                        Interpretation.  Except where the context expressly requires otherwise, (a) the use of any gender herein shall be deemed to encompass references to either or both genders, and the use of the singular shall be deemed to include the plural (and vice versa); (b) the words “include”, “includes” and

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“including” shall be deemed to be followed by the phrase “without limitation” and shall not be interpreted to limit the provision to which it relates; (c) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (d) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (e) any reference herein to any Person shall be construed to include the Person’s successors and assigns; (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in each of their entirety, as the context requires, and not to any particular provision hereof; (g) all references herein to Sections or Exhibits shall be construed to refer to Sections or Exhibits of this Agreement, and references to this Agreement include all Exhibits hereto; (h) the word “notice” means notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement; (i) provisions that require that a Party, the Parties or any committee hereunder “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging); (j) references to any specific law, rule or regulation, or article, Section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof; and (k) the term “or” shall be interpreted in the inclusive sense commonly associated with the term “and/or.”

13.9                        No Implied Waivers; Rights Cumulative.  Except as expressly provided in this Agreement, no failure on the part of ICT or Vericel to exercise, and no delay in exercising, any right, power, remedy or privilege under this Agreement, or provided by statute or at Law or in equity or otherwise, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

13.10                 Notices.  All notices which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to ICT, to:                                                  Innovative Cellular Therapeutics CO., LTD.
Shanghai Zhangjiang Hi-Tech Park
998 Halei Road
Building 4, Room 201
Shanghai, China 201203
Attention: [***], Chief Executive Officer

If to Vericel, to:                                   Vericel Corporation
64 Sidney Street
Cambridge, Massachusetts 02139
Attention: Chief Financial Officer

With a copy to:                                    General Counsel

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith.  Any such notice shall be deemed to have been given: (a) when

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delivered if personally delivered; (b) on receipt if sent by overnight courier; or (c) on receipt if sent by mail.

13.11                 Compliance with Export Regulations.  Neither Party shall export any technology licensed to it by the other Party under this Agreement except in compliance with U.S.  export Laws and regulations.

13.12                 Force Majeure.  Neither Party shall be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement to the extent that such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, potentially including embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, or other acts of God.  The affected Party shall notify the other Party of such force majeure circumstances as soon as reasonably practical, and shall promptly undertake reasonable efforts to cure such force majeure circumstances.

13.13                 Independent Parties.  It is expressly agreed that ICT and Vericel shall be independent contractors and that the relationship between ICT and Vericel shall not constitute a partnership, joint venture or agency.  ICT shall not have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on Vericel, without the prior written consent of Vericel, and Vericel shall not have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on ICT without the prior written consent of ICT.

13.14                 Binding Effect; No Third Party Beneficiaries.  As of the Effective Date, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and permitted assigns.  Except as expressly set forth in this Agreement, no Person other than the Parties and their respective Affiliates and permitted assignees hereunder shall be deemed an intended beneficiary hereunder or have any right to enforce any obligation of this Agreement.

13.15                 Counterparts.  This Agreement may be executed in two or more counterparts, including by facsimile or PDF signature pages, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[THE REMAINDER OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

Innovative Cellular Therapeutics Co., Ltd.		Vericel Corporation

BY:	/s/ JianZhong Wei	BY:	/s/ Dominick C. Colangelo
NAME:	JianZhong Wei	NAME:	Dominick C. Colangelo
TITLE:	CEO	TITLE:	President & CEO

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EXHIBIT A

Vericel Licensed Patent Rights

Title/Mark	Application No.	Application Date	Registration No.	Registration Date	Country	Case Status
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]

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EXHIBIT B

Vericel Competitors

1.              Cell therapy companies with technology similar to or competing with Licensed Products, including without limitation [***].

2.              Orthopedic companies with technology similar to or competing with Licensed Products, including without limitation [***].

3.              Cardiovascular companies with technology similar to or competing with Licensed Products, including without limitation [***].

4.              Wound care companies with technology similar to or competing with Licensed Products, including without limitation [***].

5.              Medical product or biotechnology companies with technology similar to or competing with Licensed Products, including without limitation [***].

Companies listed are as examples and are not meant to limit the potential list of competitors.

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Tech TransferPlan for MACI®, Epicel®, & Ixmyelocel-T ® Vericel to ICT Apr. 2017 47

EXHIBIT 3.1a
Initial Transition Plan

# Tech Transfer Plan for MACI®, Epicel®, & Ixmyelocel-T®

Vericel to ICT
Apr. 2017

47

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[***]

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[***]

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Tech Transfer Plan - Timeline Summary

[***]

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Tech Transfer Plan - MACI® ([***])

[***]

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Tech Transfer Plan - EPICEL® ([***])

[***]

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Tech Transfer Plan — Ixmyelocel® ([***])

[***]

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Tech Transfer Assumptions

[***]

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EXHIBIT 3.1b
Related Materials of Vericel

1.                                      [***] product (which, as of the Effective Date, is purchased pursuant to an exclusive Supply Agreement by and between [***] and Vericel Corporation, dated as of [***].)

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EXHIBIT C
Existing Agreements

•                  Asset Purchase Agreement by and between Sanofi and Vericel Corporation (formerly known as Aastrom Biosciences, Inc.), dated as of April 19, 2014.

•                  License Agreement by and between University of Michigan and Vericel Corporation, dated as of March 13, 1992, as amended.

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EXHIBIT D

Press Release

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Vericel Licenses Product Portfolio to Innovative Cellular Therapeutics for
Distribution in China, South Korea, and other Countries in Southeast Asia

CAMBRIDGE, MA and SHANGHAI, CHINA, May 10, 2017 (GLOBE NEWSWIRE) —Vericel Corporation (Nasdaq:VCEL), a leading developer of expanded autologous cell therapies for the treatment of patients with serious diseases and conditions, today announced that it has entered into a License Agreement with Innovative Cellular Therapeutics (ICT), a leading China-based cell therapy company and developer of CAR-T cell therapy for cancer treatment, for development, manufacturing and commercialization of the Vericel product portfolio. Under the terms of the agreement, ICT will acquire exclusive rights to develop and distribute Carticel®, MACI®, Ixmyelocel-T, and Epicel® in Greater China, South Korea, Singapore, and other countries in the region. In connection with the license agreement, ICT will also enter in a warrant agreement with Vericel.

Under the terms of the license agreement, Vericel will receive an upfront payment of $6.0 million. In addition, Vericel is eligible to receive approximately $8.0 million in development and commercial milestones. ICT has also agreed to pay tiered royalties to Vericel equal to a percentage of net sales of each licensed product in the low to middle double digits. ICT will be responsible for funding the development of the programs and manufacturing the products for commercialization in China and the rest of the territory. In connection with the license agreement and under the terms of the warrant agreement, Vericel will issue to ICT a warrant, exercisable for the number of shares of Vericel’s Common Stock equal to $5,000,000 less any withholding tax payable divided by Vericel’s closing price on May 9, 2017, with an exercise price of $0.01 per share. The funding transfer is subject to approval by the State Administration of Foreign Exchange of the People’s Republic of China and is expected to conclude in the third quarter of 2017.

“We are very pleased to have a strategic collaboration and develop a relationship with a leading cell therapy company in China, to begin to develop a global footprint for our product portfolio, and to create another potential revenue stream for the Company,” said Nick Colangelo, president and CEO of Vericel.

Dr. Lei Xiao, Chairman of ICT commented “MACI, Epicel and Carticel are FDA approved products and have successfully treated thousands of patients in United States. Ixmyelocel-T has been evaluated in a phase II study in the U.S., and the encouraging data suggest that it may be a treatment option for millions of heart failure patients. This collaboration enables ICT to bring world-class cell therapy products to China and other Asian countries which will benefit the patients in multiple therapeutic indications. By combining with our advanced CAR-T portfolio, ICT further strengthens its leadership position in Cell Therapies in Asia.”

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About Vericel Corporation

Vericel develops, manufactures, and markets expanded autologous cell therapies for the treatment of patients with serious diseases and conditions. The company markets three cell therapy products in the United States. Vericel is marketing MACI® (autologous cultured chondrocytes on porcine collagen membrane), an autologous cellularized scaffold product indicated for the repair of symptomatic, single or multiple full-thickness cartilage defects of the knee with or without bone involvement in adults. Carticel® (autologous cultured chondrocytes) is an autologous chondrocyte implant for the treatment of cartilage defects in the knee in patients who have had an inadequate response to a prior arthroscopic or other surgical repair procedure. Epicel® (cultured epidermal autografts) is a permanent skin replacement for the treatment of patients with deep dermal or full thickness burns greater than or equal to 30% of total body surface area. Vericel is also developing ixmyelocel-T, an autologous multicellular therapy intended to treat advanced heart failure due to ischemic dilated cardiomyopathy. For more information, please visit the company’s website at www.vcel.com.

About MACI®

MACI® (autologous cultured chondrocytes on porcine collagen membrane) is an autologous cellular scaffold product that is indicated for the repair of symptomatic single or multiple full-thickness cartilage defects of the knee with or without bone involvement in adults. The MACI implant consists of autologous cultured chondrocytes seeded onto a resorbable Type I/III collagen membrane. Autologous cultured chondrocytes are human-derived cells which are obtained from the patient’s own cartilage for the manufacture of MACI.

About Epicel®

Epicel® therapy treats severe burn patients with more than 30% of their total body surface area burned with Cultured Epidermal Autografts, also known as CEA. Vericel recently presented data demonstrating an 84% survival rate from the Epicel clinical experience databases in over 950 patients with a mean TBSA of 67%, which continues to support a probable survival benefit of Epicel in severe burn patients. This therapy will address a large unmet need in China where burn patients currently have limited treatment options.

About Ixmyelocel-T

Ixmyelocel-T is an investigational autologous expanded multicellular therapy manufactured from the patient’s own bone marrow using Vericel’s proprietary, highly automated, fully closed cell-processing system. This process selectively expands the population of mesenchymal stromal cells and alternatively activated macrophages, which are responsible for production of anti-inflammatory and pro-angiogenic factors known to be important for repair of damaged tissue. Ixmyelocel-T has been designated as an orphan drug by the U.S. Food and Drug Administration for use in the treatment of DCM.

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About the ixCELL-DCM Trial

The ixCELL-DCM clinical trial was a multicenter, randomized, double-blind, placebo-controlled Phase 2b study designed to assess the efficacy, safety and tolerability of ixmyelocel-T compared to placebo when administered via transendocardial catheter-based injections to participants with end-stage heart failure due to ischemic DCM, who have no reasonable revascularization options (either surgical or percutaneous interventional) likely to provide clinical benefit. All participants were on maximized pharmacological heart failure treatment and had an automatic implantable cardiac defibrillator or cardiac resynchronization therapy. The primary endpoint of the ixCELL-DCM clinical trial is the number of all-cause deaths, cardiovascular hospital admissions, and unplanned outpatient and emergency department visits to treat acute decompensated heart failure over the 12 months following administration of ixmyelocel-T compared to placebo. Primary endpoint results were presented in a late-breaking clinical trial session at the American College of Cardiology’s (ACC) 65th Annual Scientific Session. The ixCELL-DCM trial met its primary endpoint with a 37% reduction in the composite endpoint, primarily driven by a reduction in all cause deaths and cardiovascular hospitalizations. In addition, this study showed internal consistency (ie, repeatability) in observable or “hard” efficacy endpoints of survival and cardiovascular hospitalizations (total number and time to events), reduction in ventricular arrhythmias, and safety results including major cardiac adverse events (MACE), serious adverse events (SAEs), deaths, and intravenous pharmacological treatment for heart failure. Because the trial met the primary endpoint, patients who received placebo or were randomized to ixmyelocel-T in the double-blind portion of the trial but did not receive ixmyelocel-T, have been offered the option to receive treatment with ixmyelocel-T. Ixmyelocel-T received Fast Track Designation by the FDA in February of this year and Regenerative Medicine Advanced Therapy Designation by the FDA in May of this year, both of which highlight the potential of this cell therapy to address unmet clinical needs for heart failure patients.

Epicel®, Carticel®, and MACI® are registered trademarks of Vericel Corporation. © 2017 Vericel Corporation. All rights reserved.

About Innovative Cellular Therapeutics

Innovative Cellular Therapeutics (ICT) is a clinical-stage cell therapy company based in Shanghai, China. ICT has established a broad portfolio of CAR-T products to treat cancer patients. ICT’s proprietary 19CAR series has achieved outstanding clinical results in treating late stage leukemia and lymphoma patients who failed to respond to standard of care therapies. The company also has multiple discovery candidates targeting colorectal cancer, gastric cancer, esophageal cancer, and metastatic breast cancer as well as a universal allogeneic CAR-T therapy. For more information, please visit the company’s website at www.ictbio.com.

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This document contains forward-looking statements, including, without limitation, statements concerning anticipated progress, objectives and expectations regarding the commercial potential of Vericel products, intended product development, clinical activity timing, regulatory process, and objectives and expectations regarding our company described herein, all of which involve certain risks and uncertainties. These statements are often, but are not always, made through the use of words or phrases such as “anticipates,” “intends,” “estimates,” “plans,” “expects,” “we believe,” “we intend,” and similar words or phrases, or future or conditional verbs such as “will,” “would,” “should,” “potential,” “can continue,” “could,” “may,” or similar expressions. Actual results may differ significantly from the expectations contained in the forward-looking statements. Among the factors that may result in differences are the inherent uncertainties associated with competitive developments, clinical trial and product development activities, regulatory approval requirements, estimating the commercial potential of our products and product candidates, market demand for our products, product performance, ability of ICT to obtain approval to transfer funds to the U.S., and our ability to supply or meet customer demand for our products. These and other significant factors are discussed in greater detail in Vericel’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission (“SEC”) on March 13, 2017, Quarterly Reports on Form 10-Q and other filings with the SEC. These forward-looking statements reflect management’s current views and Vericel does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release except as required by law.

VERICEL CONTACT:	INNOVATIVE CELLULAR THERAPEUTICS CONTACT:
Chad Rubin	Zhao WU
The Trout Group	wuzhao@ictbio.com
crubin@troutgroup.com	+86 (021) 5895 9719
(646) 378-2947
or
Lee Stern
The Trout Group
lstern@troutgroup.com
(646) 378-2922